===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         McDERMOTT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

            McDermott International, Inc.
            -------------------------------------------------------------------
[LOGO OF J. RAY McDERMOTT, S.A. APPEARS HERE]
            R. E. Tetrault                           1450 Poydras Street
            Chairman of the Board and                P.O. Box 61961
            Chief Executive Officer                  New Orleans, Louisiana
                                                     70161-1961

                                 June 29, 1999

Dear Shareholder:

  You are cordially invited to the Company's Annual Meeting of Shareholders to be held on Tuesday, August 3, 1999, in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted upon at the meeting.

  If your shares are held of record with First Chicago Trust Division of EquiServe, the Company's transfer agent and registrar, a proxy card has been enclosed for your use. You may vote these shares by completing and returning the proxy card, or alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in "street name"), they have enclosed a voting instruction form, which you should use to vote these shares. Whether you have the option to vote these shares by telephone or via the Internet is indicated on the voting instruction form.

  Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares. If you attend the meeting, you may change your vote at that time.

  Thank you for your interest in our Company.

                                          Sincerely yours,

                                          /s/ R. E. Tetrault
                                          R. E. TETRAULT

                         McDERMOTT INTERNATIONAL, INC.
                              1450 Poydras Street
                                P.O. Box 61961
                       New Orleans, Louisiana 70161-1961

                               ----------------

                 Notice of 1999 Annual Meeting of Shareholders

                               ----------------

  The 1999 Annual Meeting of the Shareholders of McDermott International, Inc., a Panama corporation (the "Company"), will be held in the La Salle Ballroom of the Hotel Inter-Continental at 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, August 3, 1999, at 9:30 a.m. local time, for the following purposes:

  1. To elect three Directors;

  2. To approve an amendment to the Company's 1996 Officer Long-Term Incentive Plan increasing the number of shares authorized for issuance under the plan from 2,500,000 to 4,000,000;

  3. To reapprove the Company's 1994 Variable Supplemental Compensation Plan for tax deductibility reasons;

  4. To retain PricewaterhouseCoopers LLP as the Company's independent accountants for the upcoming fiscal year; and

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  If you were a shareholder as of the close of business on June 24, 1999, you are entitled to vote at the meeting and at any adjournments thereof.

  Please indicate your vote as to the matters to be acted upon at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you attend the meeting, you may change your vote at that time.

  We have enclosed a copy of the Company's 1999 Annual Report to Shareholders with this Notice and Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ S. Wayne Murphy
                                          S. WAYNE MURPHY
                                          Secretary

Dated: June 29, 1999

                               ----------------

                        PROXY STATEMENT FOR 1999 ANNUAL
                            MEETING OF SHAREHOLDERS

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
General Information.......................................................    1
Voting Information........................................................    1
  Record Date and Who May Vote............................................    1
  How to Vote.............................................................    1
  How to Change Your Vote.................................................    2
  Quorum..................................................................    2
  Proposals to be Voted on; Vote Required and How Votes are Counted.......    2
  Confidential Voting.....................................................    3

Election of Directors (Item 1)............................................    3
  Board of Directors and its Committees...................................    6
  Directors' Attendance and Compensation..................................    6

Executive Officers........................................................    8

Security Ownership of Directors and Executive Officers....................    9

Security Ownership of Certain Beneficial Owners...........................   11

Report on Executive Compensation..........................................   12

Performance Graph.........................................................   17

Compensation of Executive Officers........................................   18
  Summary Compensation Table..............................................   18
  Option Grant Table......................................................   20
  Option Exercises and Year-End Value Table...............................   21
  Performance Stock Awards................................................   22
  Tetrault Employment Agreement...........................................   22
  Retirement Plans........................................................   23

Amendment to the Company's 1996 Officer Long-Term Incentive Plan (Item 2).   25

Reapproval of the Company's 1994 Variable Supplemental Compensation Plan
 (Item 3).................................................................   29

Retention of Independent Accountants (Item 4).............................   30

Certain Transactions......................................................   30

Compliance with Section 16(a) of the Securities Exchange Act of 1934......   31

Shareholders' Proposals...................................................   31

                              GENERAL INFORMATION

  We are mailing this proxy statement and accompanying proxy card to shareholders beginning on June 29, 1999. The Company's Board of Directors is soliciting your proxy to vote your shares at the Company's 1999 Annual Meeting. We will bear all expenses incurred in connection with this solicitation, which is expected to be primarily by mail. We have engaged Morrow & Co., Inc. to assist in the solicitation for a fee of $7,000, plus out-of-pocket expenses. In addition to solicitation by mail and by Morrow & Co., our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated. If your shares are held through a broker or other nominee (i.e., in "street name"), we have requested that they forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") or The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada, the trustees of those plans have sent you this proxy statement and a voting instruction form with which you may direct them how to vote your plan shares.

                              VOTING INFORMATION

Record Date and Who May Vote

  The Company's Board of Directors selected June 24, 1999 as the record date (the "Record Date") for determining shareholders entitled to vote at the Annual Meeting. This means that if you were a registered shareholder with the Company's transfer agent and registrar--First Chicago Trust Division of EquiServe--on the Record Date, you may vote your shares on the matters to be considered by the Company's shareholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at Annual Meeting. They have forwarded to you this proxy statement seeking your instruction on how you want your shares voted.

  On the Record Date, 59,324,440 shares of the Company's Common Stock were outstanding. Each outstanding share of Common Stock entitles its holder to one vote on each matter that is considered at the meeting. McDermott Incorporated, a subsidiary of the Company, owned 100,000 shares of Common Stock on the Record Date, but has advised the Company that it will not vote it shares at the Annual Meeting.

How to Vote

  You can vote yours shares in person at the Annual Meeting or vote now by giving us your proxy. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time. If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them and has enclosed a voting instruction form with this proxy statement. They will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed proxy card or voting instruction form and returning it in the enclosed U.S. postage prepaid envelope. If your shares are held in street name and you want to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker or nominee.

  If your shares are held of record, you also will be able to give your proxy by calling a toll-free telephone number or using the Internet--24 hours a day, seven days a week. If your shares are held in street name, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares. In either case, you should refer to the instructions provided in the enclosed proxy card or voting instruction form. Telephone and Internet voting procedures have been designed to verify your identity through a PIN or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save the Company return mail expense.

  You will receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (i.e., through different names or different brokers or nominees). Each proxy card or voting instruction form only covers those shares of Common Stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all of your shares.

How to Change Your Vote

  You may change your proxy voting instructions at any time prior to the vote at the Annual Meeting. For shares held of record, you may change your vote by written notice to the Company's Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

  For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a legal proxy from the broker or nominee that holds such shares for you.

Quorum

  The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of the Company's outstanding Common Stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting. Broker non-votes (i.e., shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) will count for quorum purposes.

Proposals to be Voted on; Vote Required and How Votes are Counted

  You are being asked to vote on the following:

  . the election of Joe B. Foster, Kathryn D. Sullivan and Richard E.
    Woolbert to Class II of the Company's Board of Directors with a term expiring at the Company's Annual Meeting in 2002;

  . an amendment to the Company's 1996 Officer Long-Term Incentive Plan to increase the number of shares authorized for issuance under such plan from 2,500,000 to 4,000,000;

  . the reapproval of the Company's 1994 Variable Supplemental Compensation
    Plan for tax deductibility reasons; and

  . the retention of PricewaterhouseCoopers LLP as the Company's independent accountants for the upcoming fiscal year.

  Each proposal, including the election of directors, requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. In the election of directors, you may vote "FOR" all director nominees, "AGAINST" all director nominees or withhold your vote for any one or more of the director nominees. For each other proposal, you may vote "FOR" or "AGAINST" or abstain from voting. Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for a proposal, they have the same effect as an "AGAINST" vote. Your shares will be voted as you direct, including abstentions.

  If you submit a signed proxy card without specifying your vote, your shares will be voted "FOR" the election of all director nominees and "FOR" each of the three other proposals described above. If you do not instruct your broker or nominee how to vote your shares held in street name, they may vote your shares as they decide as to matters which they have discretionary voting authority under New York Stock Exchange rules. Shares held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called "broker non-votes". While broker non-votes will be counted toward a quorum, they are not entitled to vote on, or considered present for purposes of, the matter for which the broker or nominee lacks the authority to vote. Therefore, they will have no effect on the vote on any such matter.

  We do not know of any other matters to be presented or acted upon at the meeting. If you vote by signing and returning the enclosed proxy card or using its telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the meeting.

Confidential Voting

  All voted proxies and ballots will be handled to protect shareholder voting privacy. No such vote will be disclosed except:

  . to meet any legal requirements;

  . in limited circumstances such as a proxy contest in opposition to the Company's Board of Directors;

  . to permit independent inspectors of election to tabulate and certify the vote; or

  . to respond to shareholders who have written comments on their proxy cards.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  The Company's Articles of Incorporation provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual shareholders' meeting for the election of directors following the most recent election of directors for such class.

  The term of office of the Company's Class II Directors will expire at this year's Annual Meeting. In February 1999, the Company adopted a mandatory retirement age of 70 for directors, subject to any current director being able to serve out his remaining term of office. Under this new policy, Theodore H. Black and William McCollam, Class II Directors of the Company, must retire from the Board and will not stand for re-election at this year's Annual Meeting. In anticipation of Messrs. Black's and McCollam's retirement, Kathryn
D. Sullivan and Joe B. Foster were recently appointed to the Company's Board. Upon the nomination of the Board of Directors, Ms. Sullivan and Messrs. Woolbert and Foster will stand for election as Class II Directors at this year's Annual Meeting. If elected, each of Ms. Sullivan and Messrs. Woolbert and Foster will hold office until the Company's Annual Meeting in 2002 and a successor is elected and qualified.

  Unless otherwise directed, the persons named as proxies in the enclosed proxy card intend to vote "FOR" the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. However, no circumstances are now known that would prevent any of the nominees from serving. Set forth below under "Class I Directors" and "Class III Directors" are the names of the other directors of the Company currently in office. Class I Directors will continue to serve until the Company's Annual Meeting of Shareholders in 2001 and Class III Directors will continue to serve until the Company's Annual Meeting of Shareholders in 2000. All directors have been previously elected by the shareholders or are standing for election as directors at this year's Annual Meeting.

  Set forth below is certain information (ages as of August 3, 1999) with respect to each nominee for election as a director and each director of the Company.


                Class II                                               Director
                Nominees                                           Age  Since
                --------                                           --- --------


                Kathryn D. Sullivan ................................. 47   1999


                President and Chief Executive Officer of the Ohio Center for Science and Industry since 1996. Prior thereto, she was Chief Scientist for the National
[PHOTO] Oceanic & Atmospheric Administration from 1992 to 1996 and a NASA space shuttle astronaut from 1978 to 1992. Ms. Sullivan is also a director of American Electric Power Company, Inc.



                Richard E. Woolbert.................................. 65   1996


                Until his retirement in January 1999, he was Executive Vice President and Chief Administrative Officer of the Company and its majority owned subsidiary, J. Ray
[PHOTO] McDermott, S.A. ("J. Ray McDermott"), from February 1995. Previously, Mr. Woolbert was Senior Vice President and Chief Administrative Officer of the Company from August 1991. He is also a director of J. Ray McDermott.



                Joe B. Foster ....................................... 65   1999


                Chairman of the Board and Chief Executive Officer of Newfield Exploration Company (oil and gas exploration) since 1989. He was Executive Vice President of Tenneco
[PHOTO]         Inc. from 1981 to 1988 and a director of Tenneco Inc.
                from 1983 to 1988. Mr. Foster is Chairman of the National Petroleum Council and a member of the Offshore Committee of the Independent Petroleum Association of America. Mr. Foster is also a director of New Jersey Resources Corporation and Baker Hughes Incorporated.


                Class I
                Directors
                ---------



                Philip J. Burguieres................................. 55   1990


                Chief Executive Officer of EMC Holdings, LLC, and Vice Chairman, The McNair Group. Formerly, he served as Chairman of the Board of Weatherford International,
[PHOTO] Inc. (a diversified international energy services and manufacturing company) from December 1992 to May 1998 and as its President and Chief Executive Officer from April 1991 to October 1996. He is also a director of Weatherford International, Inc., Chase Bank of Texas, N.A., Denali Incorporated and Newfield Exploration Company.

                                                                        Director
                                                                    Age  Since
                                                                    --- --------


                Bruce DeMars......................................... 64   1997

                Partner in the Trident Merchant Group. Admiral, United States Navy (retired). From 1988 until his retirement from the Navy in October 1996, he was Director, Naval
[PHOTO] Nuclear Propulsion, a joint Department of the Navy/Department of Energy program responsible for the design, construction, maintenance, operation and final disposal of reactor plants for the United States Navy. He is also a director of Unicom Corporation and Commonwealth Edison Corporation.




                John W. Johnstone, Jr................................ 66   1995

                Until his retirement in May 1996, he was Chairman of the Board from 1988 and Chief Executive Officer from 1987 of Olin Corporation (a manufacturer and supplier
[PHOTO] of chemicals, metals, defense related products and services, and ammunition). He is also a director of Fortune Brands, Inc., Phoenix Home Mutual Life Insurance Company and Arch Chemicals, Inc.


                Class III
                Directors
                ----------



                Robert L. Howard..................................... 63   1997

                Until his retirement in March 1995, he was Vice President Domestic Operations, Exploration and Production, of Shell Oil Company and President of Shell
[PHOTO] Western Exploration and Production Inc. from 1992, and President of Shell Offshore, Inc. from 1985. He is also a director of J. Ray McDermott, Southwestern Energy Company and Ocean Energy, Inc.



                Roger E. Tetrault.................................... 57   1997

                Chairman of the Board since June 1997 and Chief Executive Officer since March 1997 of the Company and
                J. Ray McDermott. Formerly, Mr. Tetrault was a Senior
[PHOTO] Vice President of General Dynamics Corporation (a supplier of weapons systems and services to the U.S. government and its allies) and President of its Land Systems Division from April 1993; Vice President of General Dynamics Corporation and President of its Electric Boat Division from August 1992 until April 1993; Vice President and General Manager of General Dynamics Corporation's Electric Boat Division from August 1991 until August 1992; and prior to that, he served as a Vice President and Group Executive of the Company's Babcock & Wilcox subsidiary from 1990.




                John N. Turner....................................... 70   1993

                Partner, Miller Thomson (barristers & solicitors), Toronto, Canada since 1990. Prior thereto, he was
[PHOTO] Leader of Opposition of the Parliament of Canada from 1984. He is also a director of E-L Financial Corporation, The Loewen Group Inc., Noranda Forest Inc. and Triple Crown Electronics, Inc.

Board of Directors and its Committees

  The Board of Directors of the Company maintains the following committees:

  Audit Committee. The Audit Committee is currently composed of Messrs. McCollam (Chairman), Burguieres, Howard and Turner and Ms. Sullivan. During the Company's fiscal year ended March 31, 1999 ("fiscal year 1999"), the Audit Committee met four times. The functions of the Audit Committee include (i) reviewing the accounting principles and practices employed by the Company and, to the extent the Audit Committee deems appropriate, by the Company's subsidiaries; (ii) meeting with the Company's independent accountants to review their report on their examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management with regard to such comments; (iii) approving professional services, including non-audit services, rendered by such independent accountants; and (iv) recommending annually to the Board of Directors the appointment of the Company's independent accountants.

  Directors Nominating & Governance Committee. The Directors Nominating & Governance Committee is currently composed of Messrs. Burguieres (Chairman), Black and Johnstone. During fiscal year 1999, the Directors Nominating & Governance Committee met three times. The function of such committee is to recommend to the Company's Board of Directors (i) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to the Company's directors, and (ii) nominees for election to the Company's Board of Directors.

  Compensation Committee. The Compensation Committee is currently composed of Messrs. Howard (Chairman), DeMars and Johnstone. During fiscal year 1999, the Compensation Committee met three times. The Compensation Committee (i) determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; (ii) administers and makes awards under the Company's stock, incentive compensation and supplemental compensation plans and programs, and (iii) monitors and makes recommendations with respect to the Company's and its subsidiaries' various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.

  Special Committee. The Special Committee is currently composed of Messrs. Turner (Chairman), DeMars and McCollam. The Special Committee oversees and monitors the ongoing investigations by the Company, the U.S. Department of Justice and the Securities and Exchange Commission ("SEC") into alleged anti-competitive activity in the Company's marine construction business, other possible violations of law and related matters. The Special Committee also monitors the Company's compliance program.

  Finance Committee. The Finance Committee is currently composed of Messrs. Johnstone (Chairman), Burguieres, McCollam and DeMars. The Finance Committee reviews and recommends for approval by the Board the Company's strategic business and financial initiatives, including the Company's recent acquisition of substantially all of the publicly-held shares of J. Ray McDermott Common Stock ("JRM Common Stock") through a cash tender offer of $35.62 per share. It is anticipated that all such remaining shares of JRM Common Stock will be acquired by the Company at the same cash consideration through a second-step merger between J. Ray McDermott and a wholly owned subsidiary of the Company (the "Merger") prior to the Annual Meeting.

Directors' Attendance and Compensation

  Directors' Attendance and Fees; Insurance. During fiscal year 1999, the Company's Board of Directors held eight meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served. Employee directors are not paid for their services as a director or as a member of any committee of the Board. All other directors are compensated as follows:

  . an annual stipend of $28,000, plus a fee of $2,500 for each Board meeting attended;

  . a fee of $1,000 for each telephonic Board meeting in which such director participates;

  . the Chairman of the Audit Committee receives an annual fee of $3,000;

  . each other member of the Audit Committee receives an annual fee of $2,000;

  . the Chairmen of the other committees of the Board each receives an annual fee of $2,500;

  . each other member of the other committees receives an annual fee of $1,750; and

  . each committee member also receives a fee of $1,650 for each committee meeting attended and a fee of $1,000 for each telephonic committee meeting in which such director participates.

  The Company also provides travel accident insurance and health care benefits to non-employee directors under the same terms and conditions applicable to employees.

  Director Stock Program. The Company has a 1997 Director Stock Program, which is administered by a committee comprised of those members of the Board of Directors that are employees of the Company. Under the program, this committee may grant to non-employee directors stock options and rights to purchase restricted stock in an aggregate of up to 100,000 shares of Common Stock. Pursuant to the program:

  . each eligible director is granted options to purchase 900, 300 and 300 shares of Common Stock on the first day of the first, second and third years, respectively, of such director's term;

  . the options are granted at the fair market value of the Common Stock
    (average of high and low trading price) on the date of grant, become exercisable in full six months after the date of grant, and remain exercisable for ten years and one day after the date of grant;

  . each eligible director also is granted rights to purchase 450, 150 and 150 restricted shares of Common Stock on the first day of the first, second and third years, respectively, of such director's term at $1.00 per share;

  . shares of restricted stock are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of a director's term;

  . in the event of a change in control of the Company, all such restrictions and forfeiture provisions on restricted stock lapse and all outstanding options become immediately exercisable; and

  . during fiscal year 1999, options to acquire 4,050 shares of Common Stock were granted, and 2,025 shares of restricted stock were issued, under the 1997 Director Stock Program.

  Termination of Retirement Plan for Non-Management Directors. In February 1998, the Company terminated its Retirement Plan for Non-Management Directors. In connection with such plan termination, during fiscal years 1998 and 1999, Messrs. Black, Burguieres, DeMars, Howard, Johnstone, McCollam and Turner received 8,970, 10,475, 1,945, 1,945, 5,005, 14,250 and 8,185 shares of Common
Stock, respectively, to compensate them for the accrued value of their retirement benefits, loss of future benefits, and taxes.

                              EXECUTIVE OFFICERS

  Set forth below is the age (as of August 3, 1999), positions held with the Company and certain subsidiaries, and certain other business experience information for each of the Company's executive officers who are not directors of the Company.

  Daniel R. Gaubert, 50, Senior Vice President and Chief Financial Officer since February 1997. Prior thereto, he was Vice President and Chief Financial Officer from September 1996; Vice President, Finance, and Controller from February 1995; and Vice President and Controller from February 1992. Mr. Gaubert has also been Senior Vice President and Chief Financial Officer of J. Ray McDermott since August 1997, prior to which he was Vice President, Finance, of J. Ray McDermott from August 1995 and Acting Controller of J. Ray McDermott from February 1995.

  S. Wayne Murphy, 64, Senior Vice President, General Counsel and Corporate Secretary since February 1997. Prior thereto, he was Vice President, General Counsel and Corporate Secretary from June 1996; Acting General Counsel and Acting Corporate Secretary from February 1996; and Associate General Counsel from August 1993. Mr. Murphy has also been Senior Vice President, General Counsel and Corporate Secretary of J. Ray McDermott since August 1997, prior to which, he was Acting General Counsel and Acting Corporate Secretary of J. Ray McDermott from February 1996.

  Robert H. Rawle, 51, President and Chief Operating Officer of J. Ray McDermott since January 1997. Previously, Mr. Rawle was Vice President and Group Executive of J. Ray McDermott's North, Central and South American Operations from January 1996, prior to which, he was Vice President, Domestic Operations, of J. Ray McDermott from January 1995. From March 1993 to January 1995, he was Vice President of the Domestic Operations of the Company's Marine Construction Services Division. Mr. Rawle is also a director of J. Ray McDermott.

  E. Allen Womack, Jr., 56, Executive Vice President and President, BWX Technologies, Industrial and Technical Group since April 1998. Previously, he was Senior Vice President and Group Executive, Industrial Group, from September 1996; Senior Vice President and Group Executive, Shipbuilding and Industrial Group, from August 1995; and Senior Vice President, Research and Development and Contract Research Divisions, of the Company's Babcock & Wilcox unit from August 1991. He has also been the Company's Chief Technical Officer since February 1993.

  James F. Wood, 57, Executive Vice President and President of the Companys Babcock & Wilcox Power Generation Group since October 1996, prior to which, he was Vice President and General Manager, Global Ventures and Power, of the Babcock & Wilcox Power Generation Group from June 1996. From January 1989 until January 1996, he was an officer of Wheelabrator Technologies, Inc. and certain of its subsidiaries.

  J. Rod Woolsey, 51, Senior Vice President and Chief Administrative Officer since January 1999. Previously, he was Vice President, Business Venture Relations, from October 1997, and Vice President and General Manager, Nuclear Equipment Division, of the Company's Government Group from 1990. He has also been the Company's Compliance Director since November 1997 and Senior Vice President and Chief Administrative Officer of J. Ray McDermott since January 1999.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of June 15, 1999 (except as otherwise noted), the number of shares of Common Stock beneficially owned by each director or nominee as a director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all directors and executive officers of the Company as a group, including shares which such persons have the right to acquire within 60 days pursuant to the exercise of stock options.

                                                                       Shares
                                                                    Beneficially
Name                                                                   Owned
----                                                                ------------
Philip J. Burguieres(1)............................................    28,550
Bruce DeMars(2)....................................................     4,270
Joe B. Foster(3)...................................................     2,025
Daniel R. Gaubert(4)...............................................    67,457
Robert L. Howard(5)................................................     3,820
John W. Johnstone, Jr.(6)..........................................     8,605
Robert H. Rawle(7).................................................    18,658
Kathryn D. Sullivan(8).............................................        75
Roger E. Tetrault(9)...............................................   264,306
John N. Turner(10).................................................    12,760
E. Allen Womack, Jr.(11)...........................................   110,051
James F. Wood(12)..................................................    16,945
Richard E. Woolbert(13)............................................   231,127
All directors and executive officers as a group (15 persons).......   841,483

--------
 (1) Shares owned by Mr. Burguieres include 4,050 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.
 (2) Shares owned by Mr. DeMars include 1,550 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.
 (3) Shares owned by Mr. Foster include 50 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.
 (4) Shares owned by Mr. Gaubert include 50,424 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 10,345 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 1,023 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1999.
 (5) Shares owned by Mr. Howard include 1,250 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 625 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.
 (6) Shares owned by Mr. Johnstone include 2,400 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.
 (7) Shares owned by Mr. Rawle include 10,510 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 1,920 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 573 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1999.
 (8) The 75 shares owned by Ms. Sullivan are restricted Common Stock as to which she has sole voting power but no dispositive power.
 (9) Shares owned by Mr. Tetrault include 204,494 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 18,900 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 387 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1999.

(10) Shares owned by Mr. Turner include 3,050 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 600 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.
(11) Shares owned by Mr. Womack include 110,051 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 19,410 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 2,112 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1999.
(12) Shares owned by Mr. Wood include 16,359 shares of Common Stock that may be acquired upon the exercise of stock options as described above. Also includes 561 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1999.
(13) Shares owned by Mr. Woolbert include 28,990 shares of Common Stock that may be acquired upon the exercise of stock options as described above. Also includes 1,752 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1999.

  As of June 15, 1999, Messrs. Gaubert, Howard, Rawle, Tetrault and Woolbert also beneficially owned 18,840, 1,200, 60,383, 80,493 and 30,550 shares, respectively, of JRM Common Stock. With respect to the shares of JRM Common Stock beneficially owned by Messrs. Gaubert, Howard, Rawle, Tetrault and Woolbert, 16,800, 800, 55,083, 72,393 and 30,550 shares, respectively, may be acquired upon the exercise of vested stock options or options that will vest in connection with the Merger. With respect to Messrs. Gaubert, Howard, Rawle and Tetrault, shares beneficially owned also include 2,040, 400, 5,300, and 8,100 shares, respectively, of restricted JRM Common Stock as to which such individuals have sole voting power but no dispositive power. As of such date, all directors and executive officers of the Company as a group beneficially owned 203,606 shares of JRM Common Stock. Any options to acquire JRM Common Stock remaining after the Merger will become vested options to acquire a comparable amount of Common Stock. Each person who holds restricted shares of JRM Common Stock will receive $35.62 in cash per share unless such person makes a prior election to receive a replacement award of a comparable amount of restricted Common Stock.

  Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that the 841,483 shares of Common Stock beneficially owned by all directors and executive officers as a group constituted approximately 1.4% of the outstanding Common Stock on June 15, 1999, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of the Common Stock, which is the only class of voting stock of the Company:

                                                       Amount and
                                                       Nature of
                   Name and Address of Beneficial      Beneficial      Percent
  Title of Class   Owner                               Ownership     of Class(1)
  --------------   ------------------------------      ----------    -----------
Common Stock...... The Prudential Insurance Company    8,542,744(2)     14.4%
                   of America
                   751 Broad Street
                   Newark, NJ 07102-3777

Common Stock...... FMR Corp.                           6,668,294(3)     11.3%
                   82 Devonshire Street
                   Boston, MA 02109-3614

Common Stock...... Soros Fund Management LLC           6,362,200(4)     10.7%
                   George Soros
                   Stanley F. Druckenmiller
                   888 Seventh Avenue, 33rd Floor
                   New York, NY 10106

                   Duquesne Capital Management, L.L.C.
                   2579 Washington Road, Suite 322
                   Pittsburgh, PA 15241-2591

--------
(1) Percent of class based upon the outstanding shares of Common Stock on June 15, 1999, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2) As reported on a Schedule 13G (Amendment No. 4) dated January 29, 1999. Such filing indicates that (a) 13,800 shares of Common Stock are held by Prudential Insurance Company of America for its own general account and
    (b) 8,528,944 shares are held for the benefit of its clients through various accounts, registered investment companies, subsidiaries and affiliates.
(3) As reported on a Schedule 13G (Amendment No. 10) dated May 10, 1999. Such filing indicates that all of these shares are beneficially owned through two wholly-owned subsidiaries of FMR Corp. While FMR Corp. has sole dispositive power over all 6,668,294 shares, it has sole voting power over 160,394 shares and no voting power over 6,507,900 shares. Such filing also indicates that Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., together with other family members, may be deemed to beneficially own the same shares.
(4) As reported on a Schedule 13G dated February 12, 1999 jointly filed by Soros Fund Management LLC ("SFM"), George Soros, Stanley Druckenmiller and Duquesne Capital Management, L.L.C. ("DCM"). According to such filing, (a) SFM is managed by a management committee comprised of, among others, Messrs. Soros and Druckenmiller, and Mr. Soros is the Chairman and Mr. Druckenmiller is the Lead Portfolio Manager of SFM; (b) SFM has sole voting and dispositive power, and Mr. Soros has shared voting and dispositive power by virtue of his positions with SFM, over 5,488,000 shares of Common Stock held for the account of Quantum Partners LDC ("Quantum"); (c) each of SFM and Mr. Soros may be deemed to be the beneficial owner of the 5,488,000 shares of Common Stock held for the account of Quantum; (d) DCM has sole voting and dispositive power over 874,200 shares of Common Stock held for the account of DCM's clients; (e) Mr. Druckenmiller owns a 75% interest in, and is the sole managing member of, DCM; (f) Mr. Druckenmiller may be deemed to be the beneficial owner of all 6,362,200 shares of Common Stock (5,488,000 shares held by SFM as to which he has shared voting and dispositive power by virtue of his position with SFM, and 774,200 shares held by DCM as to which he has sole voting and dispositive power by virtue of his relationship with DCM); and (g) each of SFM and Mr. Soros disclaims beneficial ownership of the 774,200 shares held by DCM and DCM disclaims beneficial ownership of the 5,488,000 shares held by SFM.

                       REPORT ON EXECUTIVE COMPENSATION

To Our Shareholders

  The Compensation Committee is comprised of three independent, non-employee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this committee include:

  . Review and approval of the design of executive compensation programs and all salary arrangements that Company executives receive;

  . Assessment of the effectiveness of the programs in light of compensation policies; and

  . Evaluation of executive performance.

Compensation Philosophy

  The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. These strategies are to:

  . Maximize profits;

  . Increase shareholder value;

  . Strengthen cash flow;

  . Be the high tech, low cost provider of products and services within our markets; and

  . Pursue internal and external initiatives for growth.

  The Compensation Committee's philosophy for executive compensation is to:

  . Emphasize at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals;

  . Reflect positive, as well as negative, Company and individual performance in pay;

  . Emphasize equity-based compensation and maintain Common Stock ownership requirements for Company executives to reinforce management's focus on shareholder value; and

  . Provide competitive pay opportunities that will attract, retain, and develop executive talent.

  Executives participate in a comprehensive compensation program that is built around this four-pronged philosophy. The key components of this program include base salary, annual bonus opportunities, long-term incentives (stock options and performance stock awards of restricted shares) and benefits.

  Each of these components is reviewed by the Compensation Committee as previously described. To ensure the Company's pay is comparable to median market practices, competitive market data is collected from multiple external sources. The data is collected both on an industry-specific basis and an overall industrial basis. The industry-specific comparison is collected using a group of companies that have national and international business operations and similar sales volumes, market capitalizations, employment levels and lines of business. The Compensation Committee reviews and approves the selection of companies used for this purpose and attempts to mirror the peer group reflected in the performance graph. These comparison groups, however, are not identical because the market data used by the Company is much more broad-based than the companies included in the performance graph peer group. This market information, which is reviewed annually by the Compensation Committee, is used for assessing all components of executives' pay.

  In October 1998, the Company retained the Hay Group to perform a comprehensive study of the Company's compensation practices. The purpose of the study was to measure the competitiveness of the Company's executive compensation program against ten companies within a similar industry. The study addressed base salary, bonus, short-term and long-term incentives and benefits. As a result of the study, certain adjustments were made to specific components of the Company's executive compensation program to more closely reflect the market with respect to these peer group companies. The Compensation Committee believes that, in the aggregate, the Company's executive compensation program, as adjusted, is competitive within the Company's industry.

  When setting compensation levels, the Compensation Committee considers each component of an executive's pay. Certain quantitative formulas have been adopted for individual compensation plans. The Compensation Committee uses a combination of the results of the performance-based compensation determiners (mathematical formulas) and discretion, depending on the particular component involved. Each component of the Company's executive compensation program is discussed in greater detail below.

Base Salary

  Generally, salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure, and market pay practices. Overall, salaries are targeted at the median of the market practice, with annual adjustments based upon performance. When making annual adjustments, a qualitative assessment of performance is conducted, which considers many factors including individual performance, both past and present. The factors used in making this evaluation may vary by position.

  When Mr. Tetrault joined the Company in March 1997, the Compensation Committee purposely set his base salary substantially lower than the median base salary for comparable chief executive officer positions. The balance of Mr. Tetrault's total compensation was placed "at risk" through equity based compensation. See "Tetrault Employment Agreement".

  Effective March 1999, Mr. Tetrault's base salary was increased 12.1% ($80,040) to $740,040. This increase reflects the Compensation Committee's evaluation of Mr. Tetrault's individual contribution to the Company's financial performance for the last year as well as competitive data for chief executive officers of comparable companies as previously described. Mr. Tetrault's base salary, however, remains below the median base salary for comparable chief executive officer positions and his total compensation package remains heavily weighted toward "at risk" equity based incentives.

Annual Bonus

  To support its short-term financial focus, the Company provides annual bonus opportunities under a Variable Supplemental Compensation Plan. The current plan was adopted by the Company and approved by its shareholders in 1994. Payments under the plan are intended to comply with the tax deductibility requirements set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended. Because this plan allows the Compensation Committee to select among several performance goals and establish different targets under such goals in awarding annual bonuses, Company shareholders must reapprove the plan this year for future bonuses to be tax deductible as performance-based compensation under Section 162(m). See "REAPPROVAL OF THE COMPANY'S 1994 VARIABLE SUPPLEMENTAL COMPENSATION PLAN".

  For fiscal year 1999, as in the prior year, the plan was tied to net income return on capital. However, this formula was adjusted from the prior year at the recommendation of the Company's executive compensation consultants to make the threshold and maximum awards more difficult to achieve. The plan is formula driven and self-funded, based on a minimum level of financial performance to be achieved each year (8% adjusted net income return on capital for the corporate staff, including the Chief Executive Officer, for fiscal year 1999). Executives' opportunities under the plan are expressed as a targeted percent of base salary. These targets, like base salary, are set at approximately the median market levels, as indicated by a group of similar companies. The Chief Executive Officer has a bonus target of 70% of base salary. The Compensation Committee believes the goals associated with target bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Executives only receive payments under the plan if the minimum level of financial performance is reached. Financial performance at the minimum level results in bonuses of one-half the targeted amounts. If the minimum level of financial performance is exceeded, bonus payments are increased. Bonus awards are considered when the Compensation Committee reviews the Company's financial performance after the close of the fiscal year.

  Mr. Tetrault's fiscal year 1999 bonus payment was $924,000, which represents 140% of his base salary in effect at the beginning of fiscal year 1999 (versus a 70% target). Mr. Tetrault's bonus reflects the Company's superior adjusted net income return on capital for fiscal year 1999 (22.8%), which greatly exceeded the minimum level of financial performance for the year. Other executive's bonuses were determined based upon the same factors.

Long-Term Incentives

  The Company's 1996 Officer Long-Term Incentive Plan provides executives with equity-based opportunities to earn additional compensation based upon Company and stock performance over the mid- to long-term. Use of such incentives focuses management on the long-term interests of shareholders.

  The Compensation Committee considers the following multiple factors when determining award sizes. Weighting between the factors listed below is informal, not quantitative.

  . Various financial performance criteria (which may include return on capital or assets, profitability, and shareholder return);

  . Level of responsibility;

  . Prior experience;

  . Historical award data; and

  . Market practices among similar companies.

  Stock Options. Stock options are granted to Company executives to provide an equity based incentive component to their compensation. Under the Company's 1996 Officer Long-Term Incentive Plan, stock options are granted at exercise prices equal to fair market value of the underlying Common Stock on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This reflects the Company's focus on increasing shareholder value.

  To reinforce the focus on creating shareholder value in the mid-term as well as the long-term, options granted in fiscal years 1998 and 1999 were granted with a five-year term as opposed to a ten-year term for option grants in previous years. Moreover, these option grants vest in 50% increments on the first and second anniversaries of the date of grant. Previous grants vested in one-third increments on the first, second and third anniversaries of the date of the grant.

  During fiscal year 1999, Mr. Tetrault received a grant of options to acquire 98,860 shares of Common Stock at an exercise price of $29.375 per share. He also received a grant of options to acquire 26,860 shares of JRM Common Stock at an exercise price of $32.4375 per share in recognition of the services that he provides as Chairman and Chief Executive Officer of J. Ray McDermott. These option grants were priced at the fair market value of the underlying common stock on the date of grant, and reflect the Compensation Committee's continued focus on the "at risk" component of Mr. Tetrault's total compensation. In connection with the Merger, all options to acquire JRM Common Stock, whether vested or not, will become immediately exercisable for $35.62 in cash per share, less applicable option costs. Any remaining JRM Common Stock options after the Merger will become vested options to purchase a comparable amount of Company Common Stock.

  Performance Stock Awards. Beginning in 1998, the Compensation Committee increased the "at risk" component of the Company's restricted stock program by tying the number of restricted shares awarded, if any, to future stock performance. Under the new program, Company executives receive performance stock awards of restricted stock based upon salary multiples corresponding to their title and position within the Company. Performance stock awards are made as notional grants of restricted stock. No shares are issued by the Company at the time of the grant. The number of restricted shares actually received by a participant, if any, is determined on the second anniversary of the grant date by calculating the difference between the fair market value of a share of the Common Stock (based upon the preceding 30 trading day average) and the fair market value on the grant date. The difference is multiplied by that number of shares in an executive's notional grant and the resulting product is divided by the fair market value of the Common Stock as of the second anniversary of the grant date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of shares in an executive's notional grant. The notional grant, as adjusted (to the extent not reduced to zero), is then issued to the executive as restricted stock on the second anniversary of the grant date, for which the executive is required to pay $1.00 per share. The restricted stock vests two years thereafter. As with previous restricted stock awards, restricted shares are nontransferable and are subject to forfeiture under certain circumstances prior to vesting. The Compensation Committee believes that the above described program reinforces the importance of creating shareholder value because the ultimate size of each annual restricted stock award, if any, is based upon the future performance of the Common Stock.

  During fiscal year 1999, Mr. Tetrault received a performance stock award of 28,090 restricted shares of Common Stock. Additionally, Mr. Tetrault received a performance stock award of 7,630 restricted shares of JRM Common Stock in his capacity as J. Ray McDermott's Chairman and Chief Executive Officer. Other officers received performance stock awards in accordance with the method described above. Upon the consummation of the Merger, all JRM performance stock awards will be converted into a pro-rata cash payment (as provided in J. Ray McDermott's Executive Long-Term Incentive Compensation Plan upon a "change in control") unless the recipient makes a prior election to receive a replacement award of a comparable amount of restricted shares of Company Common Stock.

Benefits

  Benefits offered to key executives serve a different purpose than the other elements of compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.

Policy with respect to Section 162(m)

  Section 162(m) of the Internal Revenue Code limits the tax deduction the Company can take with respect to the compensation of certain executive officers unless the compensation is performance-based, and the material terms of performance goals are disclosed to and approved by the Company's shareholders. The Company's executive compensation plans have received shareholder approval and were drafted with the intention that such incentive compensation qualify as performance-based compensation under Section 162(m).

  At this Annual Meeting, shareholders are being asked to approve an amendment to the Company's 1996 Officer Long-Term Incentive Plan increasing the number of shares authorized for issuance under the plan from 2,500,000 to 4,000,000 shares, and to reapprove the Company's 1994 Variable Supplemental Compensation Plan. Such approvals are intended to comply with Section 162(m).

  While the Compensation Committee intends to continue to rely on performance-based compensation programs, it is cognizant of the need for flexibility in making executive compensation decisions, based upon the relevant facts and circumstances, so that the best interests of the Company are achieved, regardless of Section 162(m). To the extent consistent with this goal, the committee anticipates that such programs will continue to satisfy the requirements of Section 162(m) with respect to the deductibility of executive compensation paid.

Conclusion

  The Compensation Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit.

  We will continue to monitor the effectiveness of the Company's total compensation programs to meet the current needs of the Company.

                                          COMPENSATION COMMITTEE
                                          R. L. Howard, Chairman
                                          B. DeMars
                                          J. W. Johnstone, Jr.

                               PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and a Peer Group Index, which reflects the Company's primary business segments, composed of Chicago Bridge & Iron Company N.V., Fluor Corporation, Foster Wheeler Corporation, Halliburton Company, Ingersoll-Rand Company, Jacobs Engineering Group, Inc., Schlumberger Limited, Stone & Webster Inc., and Weatherford International Inc.

               Comparison of Five Year Cumulative Total Return*
             McDermott International, Inc; S&P 500; and Peer Group


                             [GRAPH APPEARS HERE]


* Assumes $100 invested on March 31, 1994 in McDermott International, Inc. common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

                                 3/31/94 3/31/95 3/31/96 3/31/97 3/31/98 3/31/99
                                 ------- ------- ------- ------- ------- -------
McDermott International, Inc.... $100.00 $142.28 $104.88 $119.84 $232.93 $143.77
S&P 500......................... $100.00 $115.55 $152.52 $182.71 $270.20 $320.00
Peer Group...................... $100.00 $107.93 $150.90 $182.45 $255.70 $206.59

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer ("CEO"), the four highest paid executive officers other than the CEO and a former executive officer (collectively, the "Named Executive Officers") for fiscal years 1999, 1998 and 1997.

                          Summary Compensation Table

                                                     Annual Compensation(1)         Long-Term Compensation
                                                   ----------------------------- -----------------------------
                                                                                        Awards         Payouts
                                                                                 --------------------- -------
                                                                                            Securities
                                                                         Other              Underlying           All
                                            Fiscal                       Annual  Restricted   Stock     LTIP    Other
          Name           Principal Position  Year   Salary   Bonus      Comp.(2)  Stock(3)  Options(4) Payout  Comp.(5)
          ----           ------------------ ------ -------- --------    -------- ---------- ---------- ------- --------
R.E. Tetrault(6)........ Chairman & Chief    1999  $666,670 $924,000    $     --  $      0   125,720     $ 0   $ 5,709
                         Executive Officer   1998  $550,000 $756,000    $122,031  $      0    49,500     $ 0   $ 5,550
                                             1997  $ 45,000 $336,000(7) $     --  $582,863   422,340     $ 0   $ 1,413

R.H. Rawle.............. President & Chief   1999  $343,800 $378,180    $     --  $      0    36,040     $ 0   $ 5,508
                         Operating Officer,  1998  $275,040 $302,544    $     --  $      0    12,460     $ 0   $ 5,228
                         J. Ray McDermott    1997  $192,540 $      0    $     --  $      0    10,090     $ 0   $ 4,614

E.A. Womack, Jr......... Executive VP        1999  $359,640 $359,640    $     --  $      0    26,930     $ 0   $ 7,230
                                             1998  $332,140 $329,640    $     --  $      0    14,540     $ 0   $ 7,230
                                             1997  $300,315 $      0    $ 32,530  $      0    17,290     $ 0   $ 5,594

J.F. Wood(8)............ Executive VP        1999  $305,040 $305,040    $     --  $      0    22,850     $ 0   $ 5,550
                                             1998  $275,040 $275,040    $     --  $      0    12,130     $ 0   $ 5,550
                                             1997  $186,472 $      0    $ 29,192  $      0    15,440     $ 0   $ 4,890

R.E. Woolbert(9)........ Former Ex. VP &     1999  $309,780 $309,780    $     --  $      0    39,330     $ 0   $45,512
                         Chief Adminis-      1998  $410,040 $410,040    $     --  $      0    23,010     $ 0   $ 9,372
                         trative Officer     1997  $373,410 $      0    $     --  $      0    26,120     $ 0   $ 7,956

D.R. Gaubert............ Senior VP &         1999  $292,200 $292,200    $     --  $      0    17,960     $ 0   $ 5,168
                         Chief Financial     1998  $272,160 $272,160    $     --  $      0    15,270     $ 0   $ 4,914
                         Officer             1997  $242,280 $      0    $     --  $      0    18,290     $ 0   $ 4,614

--------
(1) Includes amounts earned in the fiscal year, whether or not deferred. Bonuses are paid after the fiscal year during which they are earned.
(2) The aggregate value of perquisites and other personal benefits are not included if they do not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for the applicable fiscal year. For fiscal year 1998, includes relocation expenses of $111,754 for Mr. Tetrault. For fiscal year 1997, includes $20,439 for cost of personal use of Company aircraft for Mr. Womack and $29,192 for relocation expenses for Mr. Wood.
(3) No restricted stock awards were earned by Company officers for fiscal years 1999, 1998 and 1997. Mr. Tetrault, however, received 18,900 restricted shares of Common Stock and 8,100 restricted shares of JRM Common Stock in fiscal year 1997 when he joined the Company and J. Ray McDermott. Restricted stock awards are valued at the closing market price of Common Stock or JRM Common Stock, as applicable, on the date of grant less any amounts paid by the executive officers for such awards ($1.00 per share). As of

   March 31, 1999, the total number of restricted shares of Common Stock and JRM Common Stock held by the Named Executive Officers and their market values (based upon closing market prices on March 31, 1999 of $25.3125 and $29.875, respectively) are as follows:

                                                          Shares of      Market
      Name                                             Restricted Stock  Value
      ----                                             ---------------- --------
      Tetrault
        Common Stock..................................      18,900      $459,506
        JRM Common Stock..............................       8,100      $233,888
      Rawle
        Common Stock..................................       1,920      $ 46,680
        JRM Common Stock..............................       5,300      $153,038
      Womack
        Common Stock..................................      19,410      $471,906
      Gaubert
        Common Stock..................................      10,345      $251,513
        JRM Common Stock..............................       2,040      $ 58,905

  Messrs. Wood and Woolbert hold no restricted shares. Dividends are paid on restricted shares at the same time and at the same rate as dividends paid to all shareholders. Grants of restricted stock generally vest 50% in five years with the remaining 50% vesting in three to ten years based on Company financial performance. In the event of a change of control of the Company, all restrictions lapse. Upon the consummation of the Merger, each person who holds restricted shares of JRM Common Stock will receive $35.62 in cash per share unless such person makes a prior election to receive a replacement award of a comparable amount of restricted Common Stock. Beginning in fiscal year 1998, instead of granting restricted stock awards, the Company granted performance stock awards, which are more fully described in the table entitled "Long-Term Incentive Plans--Performance Stock Awards in Last Fiscal Year".
(4) Includes options to purchase JRM Common Stock for services rendered by Messrs. Tetrault, Rawle, Woolbert and Gaubert in their capacity as officers of J. Ray McDermott in the respective amounts of (a) 26,860, 36,040, 8,400, and 5,950 during fiscal year 1999, (b) 9,500, 12,460, 4,920 and 3,260 during fiscal year 1998, and (c) 108,100, 10,090, 5,340 and
    3,740 during fiscal year 1997. In connection with the Merger, all JRM Common Stock options will become immediately exercisable for $35.62 in cash per share, less applicable option costs. Any remaining JRM Common Stock options after the Merger will become vested options to purchase a comparable amount of Common Stock.
(5) Amounts shown for fiscal year 1999 include (a) company matching contributions to the McDermott Thrift Plan in the amount of $4,800 for each Named Executive Officer and (b) the value of insurance premiums paid by the Company for Messrs. Tetrault, Rawle, Womack, Wood, Woolbert and Gaubert in the amounts of $909, $708, $2,430, $750, $5,940 and $368, respectively.
(6) Compensation information for fiscal year 1997 only reflects the amounts received by Mr. Tetrault from the time he joined the Company on March 1, 1997 to March 31, 1997.
(7) Bonus paid in June 1997 to Mr. Tetrault in connection with his election as the Company's Vice Chairman of the Board and CEO on March 1, 1997. See "Tetrault Employment Agreement".
(8) Compensation information for fiscal year 1997 only reflects the amounts received by Mr. Wood from the time he joined the Company in June 1996 through March 1997.
(9) Compensation information for fiscal year 1999 only reflects amounts received by Mr. Woolbert until his retirement on January 1, 1999.

Option Grant Table

  The following table provides information about option grants to the Named Executive Officers during fiscal year 1999. Options granted in fiscal year 1999 vest in equal installments of one-half on the first and second anniversaries of the date of grant and expire five years from the date of grant. In general, vesting is contingent on continuing employment with the Company. Options vest and become immediately exercisable if there is a "change in control" of the issuing company.

                       Option Grants in Last Fiscal Year

                                                                     Potential Realizable Value
                                                                     at Assumed Annual Rates of
                                                                      Stock Price Appreciation
                                      Individual Grants                  for Option Term(1)
                         ------------------------------------------- ---------------------------
                         Number of
                         Securities  % of Total
                         Underlying   Options                             5%           10%
                          Options    Granted to  Exercise Expiration ------------ --------------
          Name            Granted   Employees(2) Price(3)    Date    Dollar Gains  Dollar Gains
          ----           ---------- ------------ -------- ---------- ------------ --------------
R.E. Tetrault
  Common Stock..........   98,860       15.3     $ 29.375  11/12/03  $    802,325 $    1,772,929
  JRM Common Stock(4)...   26,860       10.8     $32.4375  11/11/03  $    240,716 $      531,920
R.H. Rawle
  JRM Common Stock......   36,040       14.5     $32.4375  11/11/03  $    322,986 $      713,715
E.A. Womack, Jr.
  Common Stock..........   26,930        4.2     $ 29.375  11/12/03  $    218,558 $      482,955
J.F. Wood
  Common Stock..........   22,850        3.5     $ 29.375  11/12/03  $    185,445 $      409,786
R.E. Woolbert
  Common Stock..........   30,930        4.8     $ 29.375  11/12/03  $    251,021 $      554,690
  JRM Common Stock(4)...    8,400        3.4     $32.4375  11/11/03  $     75,280 $      166,349
D.R. Gaubert
  Common Stock..........   12,010        1.9     $ 29.375  11/12/03  $     97,470 $      215,384
  JRM Common Stock(4)...    5,950        2.4     $32.4375  11/11/03  $     53,323 $      117,830
All Shareholders(5)
  Common Stock..........       --         --     $ 29.375        --  $480,836,385 $1,062,522,663
  JRM Common Stock(4)...       --         --     $32.4375        --  $350,058,452 $  773,537,632

--------
(1) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their five-year option term. For example, if the exercise price is $29.375, a 5% annual growth rate over five years results in a stock price of $37.50 per share and a 10% rate results in a price of $47.30 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.
(2) Based on options to acquire 644,955 and 248,280 shares of Common Stock and JRM Common Stock granted to all employees of the Company and JRM, respectively, during fiscal year 1999.
(3) Fair market value on date of grant.
(4) In connection with the Merger, all options to acquire JRM Common Stock, whether vested or not, will become immediately exercisable for $35.62 in cash per share, less applicable option costs. Any remaining JRM Common Stock options after the Merger will become vested options to purchase a comparable amount of Common Stock.
(5) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 59,247,161 outstanding shares of Common Stock and 39,060,814 outstanding shares of JRM Common Stock on March 31, 1999. The Named Executive Officers' gains as a percentage of the total dollar gains shown for all shareholders are .32% for Common Stock and .11% for JRM Common Stock.

Option Exercises and Year-End Value Table

  The following table provides information concerning the exercise of stock options during fiscal year 1999 by each of the Named Executive Officers and the value at March 31, 1999 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock and JRM Common Stock from the date of grant through March 31, 1999 (when the fair market value of Common Stock and JRM Common Stock was $25.3125 and $29.875, respectively, per share). The actual value realized upon option exercise will depend on the value of the Common Stock or JRM Common Stock at the time of exercise. In connection with the Merger, all JRM Common Stock options will become immediately exercisable for $35.62 in cash per share, less option costs. Any remaining JRM Common Stock options after the Merger will become vested options to purchase a comparable amount of Common Stock.

                  Aggregated Option Exercises in Last Fiscal
                    Year and Fiscal Year-End Option Values

                                                                            Total Value of
                         Number of               Total Number of       Unexercised, In-The-Money
                          Shares            Unexercised Options Held    Options Held at Fiscal
                         Acquired              at Fiscal Year-End              Year-End
                            on      Value   -------------------------- -------------------------
          Name           Exercise  Realized Exercisable  Unexercisable Exercisable Unexercisable
          ----           --------- -------- -----------  ------------- ----------- -------------
R.E. Tetrault
  Common Stock..........  25,000   $325,782   204,494       223,606     $588,075     $333,878
  JRM Common Stock......  36,034   $802,728    40,783(1)     67,643     $234,215     $234,215
R.H. Rawle
  Common Stock..........   2,310   $ 21,368    10,510             0     $ 19,185     $      0
  JRM Common Stock......       0   $     --    25,437(2)     48,853     $161,932     $ 59,069
E.A. Womack, Jr.
  Common Stock..........       0   $     --    68,367        45,433     $141,550     $ 55,512
J.F. Wood
  Common Stock..........       0   $     --    16,359        34,061     $ 40,533     $ 20,262
R.E. Woolbert
  Common Stock..........   9,950   $ 61,494   167,155             0     $356,631     $      0
  JRM Common Stock......       0   $     --    30,550             0     $160,722     $      0
D.R. Gaubert
  Common Stock..........      25   $    328    48,739        36,105     $120,581     $ 39,317
  JRM Common Stock......       0   $     --     6,691        10,109     $ 45,806     $ 23,072

--------
(1) Mr. Tetrault exercised options to acquire 36,033 shares of JRM Common Stock after March 31, 1999 and prior to the date of this proxy statement.
(2) Mr. Rawle exercised options to acquire 19,207 shares of JRM Common Stock after March 31, 1999 and prior to the date of this proxy statement.

Performance Stock Awards

  The following table provides information concerning performance stock awards of restricted shares made to each of the Named Executive Officers during fiscal year 1999.

              Long-Term Incentive Plans--Performance Stock Awards
                            in Last Fiscal Year(1)

                                                          Number of
                                                         Performance Performance
Name                                                       Shares      Period
----                                                     ----------- -----------
R.E. Tetrault
  Common Stock..........................................   28,090      2 years
  JRM Common Stock(2)...................................    7,630      2 years
R.H. Rawle
  JRM Common Stock(2)...................................   10,600      2 years
E.A. Womack, Jr.
  Common Stock..........................................    7,960      2 years
J.F. Wood
  Common Stock..........................................    6,750      2 years
R.E. Woolbert
  Common Stock..........................................    9,140      2 years
  JRM Common Stock(2)...................................    2,480      2 years
D.R. Gaubert
  Common Stock..........................................    6,470      2 years
  JRM Common Stock(2)...................................    1,760      2 years

--------
(1) No shares are issued at the time of the performance stock award (11/12/98 for the Common Stock and 11/11/98 for JRM Common Stock). Actual number of shares issued to an executive will be based on the change in the market price of the Common Stock or JRM Common Stock, as applicable, two years after the date of the award. The number of shares to be received by an executive, if any, is determined on the second anniversary of the award date by calculating the difference between the fair market value of the stock (based upon the preceding 30 trading day average) and the fair market value of the stock on the award date. The difference is multiplied by that number of shares in an executive's award, and the resulting product is divided by the fair market value of the stock as of the second anniversary of the award date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of shares in an executive's applicable award. The award, as adjusted (to the extent not reduced to zero), is then issued to the executive as restricted stock as of the second anniversary of the award date, for which the executive is required to pay $1.00 per share. The restricted stock vests two years thereafter. Prior to vesting, such restricted stock is nontransferable and subject to forfeiture under certain circumstances.
(2) Upon the consummation of the Merger, each person who holds JRM performance stock awards will receive a pro-rata cash payment (as provided in J. Ray McDermott's Executive Long-Term Incentive Compensation Plan upon a "change in control") unless such person makes a prior election to receive a replacement award of a comparable amount of restricted Common Stock.

Tetrault Employment Agreement

  On March 1, 1997, the Company entered into an employment agreement with Mr. Tetrault whereby he agreed to serve as the Company's Vice Chairman of the Board and CEO through February 28, 2000. On June 1, 1997, he also became the Company's Chairman of the Board. The employment agreement initially provided Mr. Tetrault with an annual base salary of $540,000 subject to increases by the Compensation Committee in accordance with Company practices based upon Mr. Tetrault's performance. Under the employment agreement,

Mr. Tetrault also received (i) a $336,000 cash bonus in June 1997, (ii) options to purchase 314,240 shares of Common Stock and 108,100 shares of JRM Common Stock and (iii) 18,900 shares of restricted Common Stock and 8,100 shares of restricted JRM Common Stock for which he paid $1.00 per share. Under the agreement, he is also entitled to receive annual cash bonuses (if any, as determined by the Compensation Committee based upon the Company's achievement of certain pre-established performance goals) and to participate in all retirement or other benefit plans, policies and programs maintained or provided by the Company for its officers. The Company also purchased Mr. Tetrault's home and agreed to pay his reasonable relocation expenses according to the Company's relocation policy.

  The employment agreement may be terminated prior to February 28, 2000 under certain circumstances, including death, disability and voluntary retirement. However, in the event of termination by the Board without cause, Mr. Tetrault will continue to receive his annual base salary (which was increased to $740,040 as of March 1999) and other benefits and rights under the agreement during its remaining term thereof and all unvested stock options and restricted stock will fully vest on February 28, 2000. During the term of the agreement and for the greater of 24 months following the expiration of the agreement or any other period during which amounts are paid to him under the agreement, Mr. Tetrault may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company or induce any employee of the Company to accept employment with any competitor of the Company.

Retirement Plans

  Pension Plans. The Company maintains funded retirement plans covering substantially all regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. Officers who are employees of the Company or certain of its subsidiaries, including McDermott Incorporated or The Babcock & Wilcox Company ("B&W"), are covered under The Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Retirement Plan"). Under the McDermott Retirement Plan, B&W employees receive different benefit amounts than other employees. Officers who are employed by J. Ray McDermott or certain of its subsidiaries or affiliates are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. (the "J. Ray McDermott Plan"). Employees do not contribute to either of these plans and company contributions are determined on an actuarial basis. An employee must be employed by the applicable company or a subsidiary for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans. To the extent that benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans").

  The benefit amounts payable under the McDermott Retirement Plan to non-B&W employees are the same as those payable to employees covered under the J. Ray McDermott Retirement Plan. The following table shows the annual benefit payable at age 65 (the normal retirement age) to non-B&W employees under the McDermott Retirement Plan and to J. Ray McDermott employees under the J. Ray McDermott Retirement Plan who retire in 1999 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 successive months out of the 120 successive months prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. As of March 31, 1999, Mr. Rawle had Final Average Earnings of $215,377 and 20.6 years of credited service under the J. Ray McDermott Retirement Plan and Mr. Gaubert had Final Average Earnings of $232,640 and 27.7 years of credited service under the McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

           McDermott Retirement Plan Benefits for non-B&W Employees and J. Ray McDermott Retirement Plan Benefits

 Final      Annual Benefits At Age 65 For Years of Service Indicated
Average    -----------------------------------------------------------------
Earnings     10       15       20       25        30        35        40
--------   ------   ------   ------   -------   -------   -------   -------
200,000    31,686   47,529   63,371    79,214    95,057   110,900   126,743
250,000    40,019   60,029   80,038   100,048   120,057   140,067   160,076
300,000    48,352   72,529   96,705   120,881   145,057   169,233   193,410

  The following table shows the annual benefit payable under the McDermott Retirement Plan at age 65 (the normal retirement age) to B&W employees retiring in 1999 in accordance with the lifetime only method of payment. B&W benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) during the 60 successive months out of the 120 successive months prior to retirement in which such earnings were highest ("B&W Final Average Earnings"). B&W Final Average Earnings and credited service under the McDermott Retirement Plan at March 31, 1999 for Messrs. Tetrault, Womack and Wood were $487,867 and 23.7 years, $395,563 and 23.6 years, and $241,050 and 26.7 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

             McDermott Retirement Plan Benefits for B&W Employees

 B & W
 Final      Annual Benefits At Age 65 For Years of Service Indicated
Average    ------------------------------------------------------------------
Earnings     10       15       20        25        30        35        40
--------   ------   ------   -------   -------   -------   -------   -------
250,000    31,250   46,875    62,500    78,125    93,750   109,375   125,000
300,000    37,500   56,250    75,000    93,750   112,500   131,250   150,000
400,000    50,000   75,000   100,000   125,000   150,000   175,000   200,000
500,000    62,500   93,750   125,000   156,250   187,500   218,750   250,000

  Supplemental Executive Retirement Plan. The Company maintains an unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP covers certain officers of the Company and other designated companies, including McDermott Incorporated, J. Ray McDermott and B&W. Generally, benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to the SERP scheduled retirement date, whichever is greater. The maximum benefit may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company or any of its subsidiary companies. A surviving spouse death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Gaubert, Rawle, Tetrault, Wood and Womack at retirement age as stated in the SERP is 60% of each such person's final 3-year average cash compensation. At retirement, Mr. Woolbert received an annual benefit of 65% of his final 3-year average cash compensation.

  A trust (the assets of which constitute corporate assets) has been established, which is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to failure by the Company to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity that would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                          AMENDMENT TO THE COMPANY'S
                     1996 OFFICER LONG-TERM INCENTIVE PLAN
                                   (ITEM 2)

Proposed Amendment

  In June 1999, the Board approved, subject to shareholder approval, an amendment to the Company's 1996 Officer Long-Term Incentive Plan (the "Officer Plan") to increase the number of shares of Common Stock that may be issued under the plan from 2,500,000 to 4,000,000 shares. The Officer Plan was originally approved by Company shareholders on August 6, 1996, and amended and approved by shareholders on September 2, 1997.

Purpose of Proposed Amendment

  A significant part of the Company's compensation philosophy is tied to equity-based incentives. In addition to aligning the interests of Company management with those of Company shareholders, stock option grants and other stock incentive awards under the Officer Plan have been an important element in the Company's ability to attract and retain quality executives and senior management.

  As a result of the Merger, a number of JRM Common Stock options, JRM restricted stock and JRM performance stock awards will be converted into Company stock options and restricted stock under the Officer Plan. After such conversion, the number of shares available for future grants under the Officer Plan will be significantly depleted and may not be sufficient for stock option grants and performance stock awards in the near term. Consequently, the Board of Directors has approved, and recommends that Company shareholders approve, an amendment to the Officer Plan increasing the number of shares of Common Stock issuable under the plan from 2,500,000 to 4,000,000 shares.

Summary of Officer Plan

  A general description of the basic features of the Officer Plan, as amended to increase the number of shares authorized for issuance, is described below. Other than the increase in the number of shares authorized for issuance under the plan, no other change or modification has been made to the Officer Plan. This summary is qualified in its entirety by reference to the full text of the Officer Plan, as amended, a copy of which may be obtained from the Company at the address set forth at the beginning of this proxy statement.

  Administration. The Officer Plan is administered by the Compensation Committee of the Company's Board of Directors.

  Eligibility. Officers and key employees of the Company and its subsidiaries are eligible to participate in the Officer Plan. Non-employee directors of the Company are not eligible. Approximately 28 employees of the Company and its subsidiaries currently participate in the Officer Plan; however, because the Officer Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who actually participate and the respective benefits to be accorded to them can vary from time to time. It is anticipated that after the Merger, J. Ray McDermott officers who previously participated in J. Ray McDermott stock incentive plans will participate in the Officer Plan.

  Shares Available for Issuance. The Officer Plan provides for a number of forms of stock-based compensation as described below. Prior to the proposed amendment to the Officer Plan, there were 2,500,000 shares of Common Stock authorized for issuance under the Officer Plan, plus any shares remaining under the Company's 1992 Officer Stock Incentive Plan and 1987 Long-Term Incentive Compensation Program. The amendment would increase the number of shares authorized under the Officer Plan from 2,500,000 shares to 4,000,000 shares. As of June 1, 1999, approximately 1.5 million shares of Common Stock were available for future stock option grants or stock incentive awards under the Officer Plan. The Company anticipates that a significant number of such reserved shares of Common Stock will be used upon the conversion of JRM Common Stock options, JRM restricted stock and JRM performance stock awards into Company stock options and restricted stock upon the consummation of the Merger. The exact number of shares that will be reserved for such conversion cannot be determined until after the Merger.

  Provisions in the Officer Plan permit the reuse or reissuance of shares of Common Stock underlying canceled, expired or forfeited awards of stock-based compensation, as well as shares tendered in payment of a stock option exercise price or withheld by the Company to pay taxes on an award, subject to the restrictions imposed under the SEC's short-swing trading rules.

  Description of Awards Under the Plan. The Compensation Committee may award to eligible employees incentive and non-qualified stock options and may award restricted stock, subject to the satisfaction of specific performance goals. The forms of awards are described below.

  Stock Options. The Compensation Committee has discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or non-qualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the Officer Plan must be exercised within the period specified by the Compensation Committee at the time of grant, but not later than ten years from the date of grant, and the excise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. Subject to the specific terms of the Officer Plan, the Compensation Committee has the discretion to set such additional limitations on option grants as it deems appropriate.

  Each option award agreement sets forth the extent to which the participant has the right to exercise the option following termination of the participants employment with the Company. Termination provisions, which are determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

  Upon the exercise of an option granted under the Officer Plan, the option price is payable in full to the Company: (i) in cash or its equivalent, (ii) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (iii) if permitted in the award agreement, a combination of (i) and (ii).

  Restricted Stock. The Compensation Committee is also authorized to award shares of restricted Common Stock under the Officer Plan upon such terms and conditions as it shall establish. Participants are required to pay a purchase price for each share of restricted stock granted equal to the par value of the Common Stock ($1.00 per share). Awards of restricted stock to any one participant during a fiscal year are limited to 200,000 shares, provided that performance restricted stock awards are only limited to an initial notional grant of 200,000 shares. Award agreements specify the period(s) of restriction, the number of shares of restricted Common Stock granted, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients have the right to vote these shares from the date of grant, they do not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion.

Participants receive dividends on their shares of restricted stock and the Compensation Committee, in its discretion, determines how dividends on restricted shares are to be paid.

  Each award agreement for restricted stock sets forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participants employment with the Company. These provisions are determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the Officer Plan and may reflect distinctions based on reasons for termination of employment.

  Performance Measures. Under the Officer Plan, the Compensation Committee may establish restricted stock performance goals based on the attainment over a specified period of time (the "Performance Period") of individual performance, specified targets or other parameters relating to one or more of the following business criteria: Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, Return on Equity and Share Price. Following the end of a Performance Period, the Compensation Committee determines the value of the performance-based awards granted for the period based on the attainment of the pre-established objective performance goals. The Compensation Committee also has the discretion to reduce (but not to increase) the value of a performance-based award. The Compensation Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, are made in the form of shares of restricted stock.

  Under the Officer Plan, awards of restricted stock may be, and since 1998 have been, granted based on the following "Restricted Stock Performance Formula".

    (i) The Compensation Committee makes an initial notional grant of shares of restricted stock (the "Notional Grant"). At the end of a specified Performance Period (pre-established by the Compensation Committee), the number of shares in the Notional Grant is increased or decreased based on the increase or decrease in the market value of the Common Stock over the Performance Period.

    (ii) The increase or decrease in the number of shares in the Notional Grant is determined by calculating the difference between the market value per share of Common Stock at the end of the Performance Period and the market value per share on the grant date. This difference is multiplied by the number of shares of restricted stock in the Notional Grant and the resulting product is divided by the market value at the end of the Performance Period. The number so determined is added to (in the case of an increase in market value) or subtracted from (in the case of a decrease in market value) the number of shares in the Notional Grant. Once the number of shares has been adjusted in the manner described above, participants receive an actual grant of such number of restricted Common Stock, with transfer restrictions and forfeiture provisions continuing to be imposed for a period of time.

  Adjustment and Amendments. The Officer Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in the outstanding shares of Common Stock by reason of a merger, stock split, or certain other events. In case of a pending change of control of the Company, outstanding options granted under the Officer Plan will become immediately exercisable and will remain exercisable throughout their entire term and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse. The Officer Plan may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holders consent. Shareholder approval of an amendment will be sought if necessary or desirable under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law.

  Non-transferability. No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the Officer Plan is assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participants lifetime only by the participant or by the participants guardian or legal representative. These limitations may be waived by the Compensation Committee in the award agreement, subject to restrictions imposed under the SECs short-swing trading rules and, if applicable, federal tax requirements relating to ISOs.

  Duration of the Officer Plan. The Officer Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Officer Plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the Officer Plan on or after April 1, 2006.

Federal Income Tax Consequences

  Options. With respect to options which qualify as ISOs, a plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised if the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise, or (b) the amount realized on disposition, exceeds the option price; and (ii) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

  With respect to NQSOs, the participant will recognize no income upon grant of the option, and upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

  Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares (less any amount the participant paid for such shares) and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Alternatively, the participant may elect within 30 days of the grant of restricted stock to recognize ordinary income equal to the then fair market value of the shares (less any amount the participant paid for such shares). Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company. In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under Section 162(m). To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

  Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company in excess of $1 million for any taxable year to "covered employees" generally is deductible by the Company or its affiliates for federal income tax purposes if it is performance-based, is paid pursuant to a plan approved by Company shareholders and administered by a committee of outside directors, and meets certain other requirements. Generally, "covered employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Company on the last day of the taxable year. For the Company's recently completed tax year, the Named Executive Officers set forth in the "Summary Compensation Table" are covered employees. The Compensation Committee has taken into consideration the effect of Section 162(m) in structuring awards under the Officer Plan. This is not expected to change.

Officer Plan Benefits

  The benefits that will be received under the Officer Plan, as amended, by particular individuals or groups are not determinable at this time. For fiscal year 1999, a total of 390,370 options to acquire Common Stock and 129,510 awards of performance restricted stock were granted under the Officer Plan, of which 225,990 options and 68,580 performance restricted stock awards were granted to the Company's executive officers as a group. Mr. Rawle, who participated in a J. Ray McDermott stock incentive plan, did not receive Common Stock options or performance restricted stock awards under the Officer Plan for fiscal year 1999. The Common Stock options and performance restricted stock awards that were granted to each other Named Executive Officer for fiscal year 1999 under the Officer Plan are summarized in the tables entitled "Option Grants in Last Fiscal Year" and in "Long-Term Incentive Plans--Performance Stock Awards in Last Fiscal Year" on pages 20 and 22.

Recommendation of the Board

  The Board recommends a vote "FOR" approval of the amendment to the Officer Plan. The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is necessary for approval.

                          REAPPROVAL OF THE COMPANY'S
                 1994 VARIABLE SUPPLEMENTAL COMPENSATION PLAN
                                   (ITEM 3)

  In 1994, the Company adopted the Company's 1994 Variable Supplemental Compensation Plan (the "1994 Plan") to compensate managerial and other key employees who contribute materially to the success of the Company and its subsidiary and affiliated companies. Pursuant to 162(m) of the Internal Revenue Code, the 1994 Plan was approved by Company shareholders on August 9, 1994 so that awards made under the plan would not be subject to the $1 million tax deduction limitation. Because the Company's Compensation Committee, which administers the 1994 Plan, has the authority to select each year among several shareholder approved performance goals and to establish different targets under such goals, the 1994 Plan must be reapproved by Company shareholders every five years for plan awards to continue to be qualified performance-based compensation under Section 162(m).

Summary of 1994 Plan

  The following summary of the 1994 Plan is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which may be obtained from the Company at the address set forth at the beginning of this proxy statement.

  The 1994 Plan is administered by the Compensation Committee, composed of disinterested outside directors appointed by the Board. All salaried employees of the Company or its subsidiaries are eligible to participate in the 1994 Plan. The Chief Executive Officer automatically participates in the 1994 Plan. Actual participation in the 1994 Plan by all other salaried employees is based upon recommendations by the Chief Executive Officer, subject to approval by the Compensation Committee. During fiscal year 1999, 163 employees participated in the 1994 Plan.

  The Compensation Committee establishes, for each plan year, performance goals and award opportunities, in writing, which correspond to various levels of achievement of the preestablished performance goals. The award opportunity for any Named Executive Officer is based on the following performance criteria: (i) the Named Executive Officer's target incentive award; (ii) the potential final award in relation to the various levels of achievement of the preestablished performance goals; and (iii) company, group, or division performance in relation to the preestablished performance goal. Performance measures that may be used to determine award opportunities for plan participants are limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, and Return on Equity (as defined in the 1994 Plan). Once established, performance goals normally can not be changed during the plan year. However, if the Compensation Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Compensation Committee may approve appropriate adjustments to the performance goals during the plan year as such goals apply to award opportunities, to the extent permitted by Section 162(m). In addition, the Compensation Committee shall have the authority to reduce or eliminate final awards, based upon any criteria it deems appropriate.

  At the end of each plan year, awards are computed for each plan participant. Final individual awards may vary above or below the target award, based on the level of achievement of the preestablished performance goal. The maximum payout with respect to any award payable to any one plan participant in any given plan year is $900,000. However, the Compensation Committee may establish minimum levels of performance goal achievement, below which no awards will be paid to any plan participant. The Committee may amend the 1994 Plan from time to time, as provided in the plan.

1994 Plan Benefits

  Future benefits that will be received under the 1994 Plan by particular individuals or groups can not be determined at this time. For fiscal year 1999, approximately $12.32 million in cash bonuses were paid to employees of the Company or its subsidiaries under the 1994 Plan, of which approximately $2.65 million was paid to the Company's executive officers as a group. Mr. Rawle, who participated in a J. Ray McDermott cash bonus plan, did not receive any benefits under the 1994 Plan for fiscal year 1999. The cash bonus paid to each other Named Executive Officer for fiscal year 1999 under the 1994 Plan is described in "REPORT ON EXECUTIVE COMPENSATION--Annual Bonus" and in the "Summary Compensation Table" set forth on page 18.

Recommendation of the Board

  The Board recommends a vote "FOR" the reapproval of the 1994 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is necessary for reapproval.

                 RETENTION OF INDEPENDENT ACCOUNTANTS FOR THE
                             UPCOMING FISCAL YEAR
                                   (ITEM 4)

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as independent accountants to audit the accounts of the Company for the upcoming fiscal year. Although not required to do so, the Board of Directors considers it advisable that such retention be submitted to the shareholders for their approval. PricewaterhouseCoopers served as independent accountants of the Company and its subsidiaries during the fiscal year ended March 31, 1999. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. The Board of Directors recommends that shareholders vote "FOR" the retention of PricewaterhouseCoopers as the Company's independent accountants.

                             CERTAIN TRANSACTIONS

  Pursuant to a production management and operation agreement, Newfield Exploration Company ("Newfield"), a company of which Joe B. Foster (a nominee for director of the Company) is Chairman of the Board and Chief Executive Officer, manages and operates an offshore producing oil and gas property for a subsidiary of the Company. Under the agreement, the Company's subsidiary is required to pay Newfield (i) an operations management fee of $10,000 per month, (ii) a marketing services fee at a rate of $.01/MMBTU with a minimum monthly fee of $1,500, (iii) a minimum accounting and property supervision fee of $5,000 per month and (iv) certain other costs incurred by Newfield in connection with the agreement. Such payment terms are applicable until December 31, 1999, at which time if the parties fail to agree to new payment terms, either party may terminate the agreement. During fiscal year 1999, the Company paid $368,852 to Newfield under the agreement. The Company estimates that $750,000 will be paid to Newfield in the upcoming fiscal year pursuant to the agreement.

  A subsidiary of the Company has periodically entered into agreements to design, fabricate or install several offshore pipelines or structures for Newfield. Newfield paid such subsidiary approximately $1 million for the work performed under these agreements during fiscal year 1999. The Company estimates that approximately $2.6 million will be paid by Newfield for work performed in the upcoming fiscal year pursuant to these agreements.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own 10% or more of the Company's voting stock, to file reports of ownership and changes in ownership of the Company's equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during fiscal year 1999.

                            SHAREHOLDERS' PROPOSALS

  You may present a proposal to be considered for inclusion in our 2000 proxy statement if we receive it at our principal executive offices no later than March 1, 2000 (or if the date of our 2000 Annual Meeting differs by more than 30 days from the date of this year's meeting, a reasonable time before we begin to print and mail our 2000 proxy statement). With such proposal, you must provide your name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for any claim of beneficial ownership.

  You should address your proposal to: Corporate Secretary, McDermott International, Inc.

                                          By Order of the Board of Directors,

                                          /s/ Wayne Murphy
                                          S. WAYNE MURPHY
                                          Secretary

Dated: June 29, 1999

                         McDermott International, Inc.

  P                   Solicited by the Board of Directors

  R The undersigned hereby appoints S. Wayne Murphy and Daniel R. Gaubert, or either of them, as attorneys, agents and proxies of the undersigned,
  O with full power of substitution, to vote all the shares of common stock of McDermott International, Inc. (the "Company") which the undersigned
  X may be entitled to vote at the Company's Annual Meeting of Shareholders to be held on August 3, 1999 and at any adjournment(s) of such meeting,
  Y with all powers which the undersigned would possess if personally present.

        PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned acknowledges receipt of the Company's Annual Report for the fiscal year ended March 31, 1999 and its Notice of Annual Meeting of Shareholders and related Proxy Statement.

                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
 . PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE .


                         McDERMOTT INTERNATIONAL, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, August 3, 1999
                                   9:30 a.m.
                            Hotel Inter-Continental
                               La Salle Ballroom
                            444 St. Charles Avenue
                            New Orleans, Louisiana

[X] Please mark your                                                                                                    |  1317
    votes as in this                                                                                                    |__
    example.

    IMPORTANT - PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN:

1. Nominees as Class II Directors: 01. Joe B. Foster, 02. Kathryn D. Sullivan, and 03. Richard E. Woolbert.

                WITHHOLD AUTHORITY
        FOR      for all nominees                                                                          FOR  AGAINST ABSTAIN
        [_]           [_]                               2. Amendment to Company's 1996 Officer Long-Term   [_]    [_]    [_]
INSTRUCTION: To withhold authority to vote for any         Incentive Plan increasing the number of shares
individual nominee, write that nominee's name in           authorized for issuance under the plan from
the space provided below:                                  2,500,000 to 4,000,000 shares

                                                        3. Reapproval of the Company's 1994 Variable       [_]    [_]    [_]
-------------------------------------------                Supplemental Compensation Plan for tax
                                                           deductibility reasons

                                                        4. Retention of PricewaterhouseCoopers LLP as      [_]    [_]    [_]
                                                           the Company's independent accountants for
                                                           the upcoming fiscal year
                                                                                        --------------------------------------------
                                                                                                        Annual Report
                                                                                        --------------------------------------------
                                                                                          Mark here to discontinue annual
                                                                                          report mailing for the account   [_]
                                                                                          (for multiple-account holders
                                                                                          only.
                                                                                        --------------------------------------------

                                                                                        Every properly signed Proxy will be voted in
                                                                                        accordance with the specifications made
                                                                                        thereon. If not otherwise specified, this
                                                                                        Proxy will be voted FOR the election of
                                                                                        Directors and each of the other proposals.
                                                                                        The proxy holders named on the reverse side
                                                                                        also will vote in their discretion on any
                                                                                        other matter that may properly come before
                                                                                        the meeting.
SIGNATURE(S) ______________________________________  DATE _________

(Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing.)
------------------------------------------------------------------------------------------------------------------------------------
                              . FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE .

                         McDermott International, Inc.

Dear Shareholder:

McDermott International, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To vote over the Internet:
      . Log on the Internet and go to the web site http://www.eproxyvote.com/mdr

2. To vote over the telephone:
      . On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) . Outside of the U.S. and Canada call 201-536-8073.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.

                                                                      APPENDIX A




-------------------------------------------------------------------------------

                         McDERMOTT INTERNATIONAL, INC.

                                     1996

                               OFFICER LONG-TERM

                                INCENTIVE PLAN


                  (Amended and Restated through June 2, 1999)

-------------------------------------------------------------------------------

TABLE OF CONTENTS
-----------------

ARTICLE 1 - ESTABLISHMENT, OBJECTIVES AND DURATION....................................   1
      1.1     Establishment of the Plan...............................................   1
      1.2     Objectives of the Plan..................................................   1
      1.3     Duration of the Plan....................................................   1

ARTICLE 2 - DEFINITIONS...............................................................   1

ARTICLE 3 - ADMINISTRATION............................................................   6
      3.1     The Committee...........................................................   6
      3.2     Authority of the Committee..............................................   6
      3.3     Decisions Binding.......................................................   6

ARTICLE 4 - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS.............................   7
      4.1     Number of Shares Available for Grants...................................   7
      4.2     Lapsed Awards...........................................................   8
      4.3     Adjustments in Authorized Shares........................................   8

ARTICLE 5 - ELIGIBILITY AND PARTICIPATION.............................................   8
      5.1     Eligibility.............................................................   8
      5.2     Actual Participation....................................................   8

ARTICLE 6 - STOCK OPTIONS.............................................................   8
      6.1     Grant of Options........................................................   8
      6.2     Award Agreement.........................................................   9
      6.3     Option Price............................................................   9
      6.4     Duration of Options.....................................................   9
      6.5     Exercise of Options.....................................................   9
      6.6     Payment.................................................................   9
      6.7     Restrictions on Share Transferability...................................  10
      6.8     Termination of Employment...............................................  10
      6.9     Non-transferability of Options..........................................  10

ARTICLE 7 - RESTRICTED STOCK..........................................................  11
      7.1     Grant of Restricted Stock...............................................  11
      7.2     Restricted Stock Agreement..............................................  11
      7.3     Restricted Stock Price..................................................  11
      7.4     Transferability.........................................................  11
      7.5     Other Restrictions......................................................  11
      7.6     Voting Rights...........................................................  12
      7.7     Dividends and Other Distributions.......................................  12
      7.8     Termination of Employment...............................................  12

ARTICLE 8 - PERFORMANCE MEASURES......................................................  13
      8.1     Performance Measures....................................................  13
      8.2     Adjustments.............................................................  13
      8.3     Restricted Stock Performance Formula....................................  14
      8.4     Compliance with Code Section 162(m).....................................  15

ARTICLE 9 - BENEFICIARY DESIGNATION...................................................  15

ARTICLE 10 - DEFERRALS................................................................  15

ARTICLE 11 - RIGHTS OF EMPLOYEES......................................................  15
      11.1    Employment..............................................................  15
      11.2    Participation...........................................................  16

ARTICLE 12 - CHANGE IN CONTROL........................................................  16
      12.1    Treatment of Outstanding Awards.........................................  16
      12.2    Termination, Amendment and Modifications of Change-in-Control Provisions  17

ARTICLE 13 - AMENDMENT, MODIFICATION AND TERMINATION..................................  17
      13.1    Amendment, Modification and Termination.................................  17
      13.2    Adjustment of Awards Upon the Occurrence of
                     Certain Unusual or Non-recurring Events..........................  17
      13.3    Awards Previously Granted...............................................  18
      13.4    Compliance with Code Section 162(m......................................  18

ARTICLE 14 - WITHHOLDING..............................................................  18
      14.1    Tax Withholding.........................................................  18
      14.2    Share Withholding.......................................................  18

ARTICLE 15 - INDEMNIFICATION..........................................................  19

ARTICLE 16 - SUCCESSORS...............................................................  19

ARTICLE 17 - LEGAL CONSTRUCTION.......................................................  19
      17.1    Gender and Number.......................................................  19
      17.2    Severability............................................................  19
      17.3    Requirements of Law.....................................................  20
      17.4    Securities Law Compliance...............................................  20
      17.5    Governing Law...........................................................  20

McDermott International, Inc.                                                1
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


              ARTICLE 1 - ESTABLISHMENT, OBJECTIVES AND DURATION
              --------------------------------------------------

1.1 Establishment of the Plan. McDermott International, Inc. A Panamanian corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "McDermott International, Inc. 1996 Officer Long-Term Incentive Plan" (hereinafter referred to as the "Plan") as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

         Subject to approval by the Company's stockholders, the Plan shall become effective as of April 1, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan"s provisions. However, in no event may an Award be granted under the Plan on or after April 1, 2006.

McDermott International, Inc.                                                2
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


                            ARTICLE 2 - DEFINITIONS
                            -----------------------

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 "Award" means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, and Restricted Stock.

2.2 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.5 "Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

         A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

         (a) Any person as described in Section 3(a)(9) of the Securities Exchange Act of 1934, (other than a person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of voting securities of the Company), is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company"s then outstanding securities, excluding for

McDermott International, Inc.                                                3
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


               these purposes the Series A Participating Preferred Stock of the Company; or

         (b) During any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period of whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

         (c) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or
               (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50.1 percent of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

         However, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purpose of the preceding sentence if the Participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

McDermott International, Inc.                                                4
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


2.7 "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.8 "Company" means McDermott International, Inc., a Panamanian corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 16 herein.

2.9 "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.10 "Director" means any individual who is a member of the Board of Directors of the Company.

2.11 "Disability" shall have meaning ascribed to such term in the Participant"s governing long-term disability plan.

2.12     "Effective Date" shall have the meaning ascribed to such term in
         Section 1.1 hereof.

2.13 "Employee" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 "Fair Market Value" shall mean the fair market value of a Share, as determined in accordance with procedures established by the Committee.

2.16 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
         Section 422.

McDermott International, Inc.                                                5
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


2.17 "Insider" shall mean an individual who is subject to Section 16 of the Exchange Act.

2.18 "Non-employee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

2.19 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.20 "Officer" means an Employee of the Company included in the definition of officer under Section 16 of the Exchange Act and the rules promulgated thereunder or other Employees designated as Officers by the Board of Directors.

2.21 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.22 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 "Participant" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

2.24 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

McDermott International, Inc.                                                6
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


2.26 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.27 "Qualified Domestic Relations Order" shall mean a valid and effective domestic relations order, as determined by the Committee.

2.28     "Restricted Stock" means an Award granted to a Participant pursuant to
         Article 7 herein.

2.29 "Retirement" shall have the meaning ascribed to such term in the Company"s tax-qualified defined benefit retirement plan.

2.30     "Shares" means the shares of Common Stock of the Company.

2.31 "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has a direct or indirect majority voting interest, except for J. Ray McDermott, S.A. and any of its subsidiaries.

2.32 "Restricted Stock Performance Formula" shall have the meaning ascribed to such term in Section 8.3 hereof.


                          ARTICLE 3 - ADMINISTRATION
                          --------------------------

3.1 The Committee. The Plan shall be administered by the Committee, which Committee shall satisfy the "disinterested administration" provisions of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full

McDermott International, Inc.                                                7
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


         power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Officers, Participants, and their estates and beneficiaries.


           ARTICLE 4 - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
           ---------------------------------------------------------

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million (4,000,000). Additionally, Shares approved pursuant to the 1987 Long-Term Incentive Compensation Program and the 1992 Officer Stock Incentive Program which, as of the effective date of this Plan, have not been awarded and Shares subject to any Award that is canceled, terminates, expires, or lapses for any reason shall become available for grant under the Plan to the extent permitted by the rules promulgated under Section 16 of the Exchange Act.

         The maximum number of such Shares which may be granted in the form of Restricted Stock pursuant to Article 7 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.

McDermott International, Inc.                                                8
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


         The following rules shall apply to grants of Awards under the Plan:

         (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any single Participant shall be four hundred thousand (400,000).

         (b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any single Participant shall be two hundred thousand (200,000) Shares. Notwithstanding the foregoing sentence, Restricted Stock granted under the Restricted Stock Performance Formula shall be limited to an Initial Grant (as defined in Section 8.3) of 200,000 Shares awarded in any one fiscal year to any single Participant.

         (c) Incentive Stock Options: The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be four million (4,000,000) Shares.


4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent

McDermott International, Inc.                                                9
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


         dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.


                   ARTICLE 5 - ELIGIBILITY AND PARTICIPATION
                   -----------------------------------------

5.1 Eligibility. Persons eligible to participate in this Plan include Officers of the Company. Pursuant to Section 3.2, the Committee shall have full power to select Officers who shall participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.


                           ARTICLE 6 - STOCK OPTIONS
                           -------------------------

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100% of the Fair Market Value of a Share on the date the Option is granted.

McDermott International, Inc.                                                10
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


6.4 Duration of Options. Each Option granted to a Participant, shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or
         (c) if permitted in the governing Award Agreement, by a combination of
         (a) and (b).

         The Committee also may allow cashless exercise as permitted under Federal Reserve Board"s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan"s purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant"s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may

McDermott International, Inc.                                               11
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------

         deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

6.9      Non-transferability of Options.

         (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, non NQSO granted under this
               Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.


                         ARTICLE 7 - RESTRICTED STOCK
                         ----------------------------

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at

McDermott International, Inc.                                               12
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------

         any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Restricted Stock Price. The price for each Share of Restricted Stock shall be equal to the par value of a Share of Common Stock of the Company. Payment of the purchase price shall be required within thirty
         (30) days of the date of grant and shall be non-refundable.

7.4 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.5 Other Restrictions. Subject to Article 8 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

         The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

McDermott International, Inc.                                               13
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------

         Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Compensation Committee establishes.

         The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

         In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

7.8 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award

McDermott International, Inc.                                               14
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------

         Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.


                       ARTICLE 8 - PERFORMANCE MEASURES
                       --------------------------------

8.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 8, the attainment of which may determine the degree of payout with respect to Awards of Restricted Stock to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

         (a)      Cash Flow;
         (b)      Cash Flow Return on Capital;
         (c)      Cash Flow Return on Assets;
         (d)      Cash Flow Return on Equity;
         (e)      Net Income;
         (f)      Return on Capital;
         (g)      Return on Assets;
         (h)      Return on Equity; and
         (i)      Stock price.

         Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation, group, or division basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as defined by the corporation's auditors.

8.2 Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are

McDermott International, Inc.                                               15
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------



         held by covered Employees, may not be adjusted upward on a discretionary basis (the Committee shall retain the discretion to adjust such Awards downward).

8.3 Restricted Stock Performance Formula. Awards of Restricted Stock may be granted pursuant to the formula described in this Section (hereinafter referred to as the "Restricted Stock Performance Formula.") The Committee shall make an initial grant of Shares of Restricted Stock (the "Initial Grant.") At the end of a specified, pre-established performance period (determined by the Committee), the number of Shares in the Initial Grant shall be increased or decreased based on the increase or decrease in the value of the Shares over the applicable performance period.

         The increase or decrease described in the preceding paragraph shall be determined as follows:

         (a) At the end of each performance period, the Market Value (as defined in paragraph (c) below) of a Share shall be compared to the Market Value per Share on the date the Initial Grant was awarded.

         (b) The Committee shall calculate the difference in the Market Value of a Share on the last day of the applicable performance period and the Market Value of a Share on the date of Initial Grant. That difference shall be multiplied by the number of Shares in the Initial Grant available to be earned at the end of the applicable performance period, and the resulting product shall be divided by the Market Value of a Share on the last day of the performance period. The number of Shares so determined shall be added to (in the case of an increase in Market Value) or subtracted from (in the case of a decrease in Market Value) the number of Shares in the Initial Grant available to be earned at the end of the applicable performance period.

         (c) For purposes of this Section 8.3, the "Market Value" of a Share on the Initial Grant date shall mean the average of the highest and lowest quoted selling price of a Share on the New York Stock Exchange on the date of Initial Grant, and the "Market Value" of a Share on the last day of the applicable performance period shall mean the average

McDermott International, Inc.                                               16
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------

                  of the highest and lowest quoted selling price of a Share on the New York Stock Exchange over the last thirty (30) trading days of the applicable performance period.

8.4 Compliance with Code Section 162(m). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).


                      ARTICLE 9 - BENEFICIARY DESIGNATION
                      -----------------------------------

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant. In the absence of any such designation, benefits remaining unpaid at the Participant"s death shall be paid to the Participant's estate.


                            ARTICLE 10 - DEFERRALS
                            ----------------------

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

McDermott International, Inc.                                               17
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


                       ARTICLE 11 - RIGHTS OF EMPLOYEES
                       --------------------------------

11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.2 Participation. No Employee or Officer shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


                        ARTICLE 12 - CHANGE IN CONTROL
                        ------------------------------

12.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

         (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

         (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; provided however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 7 herein shall be determined in the manner set forth in Section 12.1(c) herein.

         (c) The vesting of Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 7.5 herein shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro-rata amount based upon an assumed achievement of relevant performance objectives at target levels, and upon the length of time within the Performance Period which has elapsed prior tot he Change in Control; provided,

McDermott International, Inc.                                               18
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


               however, that in the event the Committee determines that actual performance to the date of the Change in Control exceeds targeted levels, the pro-rated payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period), based upon the length of time within the Performance Period which has elapsed prior to the Change in Control; and provided further, that there shall not be an accelerated payout with respect to Awards which qualify as "derivative securities" under Section 16 of the Exchange Act which were granted less than six (6) months prior to the effective date of the Change in Control.

12.2 Termination, Amendment and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.


             ARTICLE 13 - AMENDMENT, MODIFICATION AND TERMINATION
             ----------------------------------------------------

13.1 Amendment, Modification and Termination. Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a pre-requisite for exemptive relief under Section 16(b) of the Exchange Act, with which the Committee has determined it is necessary or desirable to have the Company comply.

         The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

McDermott International, Inc.                                               19
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


13.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. Subject to the restriction set forth in Article 8 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

13.3 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

13.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code
         Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
         Article 13, make any adjustments it deems appropriate.


                           ARTICLE 14 - WITHHOLDING
                           ------------------------

14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

McDermott International, Inc.                                               20
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------



14.2 Share Withholding. With respect to withholding required upon the exercise of Options or upon the lapse of Restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.


                         ARTICLE 15 - INDEMNIFICATION
                         ----------------------------

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            ARTICLE 16 - SUCCESSORS
                            -----------------------

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a

McDermott International, Inc.                                               21
Officer Long-Term Incentive Plan
-------------------------------------------------------------------------------


direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.


                        ARTICLE 17 - LEGAL CONSTRUCTION
                        -------------------------------

17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.5 Governing Law. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Louisiana.

                                                                     APPENDIX B
================================================================================
MeDermott International, Inc.
================================================================================


               The 1994 Variable Supplemental Compensation Plan



       .   .    .    .    .    .    .    .    .    .    .    .    .    .



================================================================================
================================================================================

                               Table of Contents

--------------------------------------------------------------------------------

                                                                             Page
Article 1  -     Purpose....................................................    1

Article 2  -     Definitions................................................    1

Article 3  -     Unfunded Status of the Plan................................    3

Article 4  -     Administration of the Plan.................................    4

Article 5  -     Eligibility and Participation..............................    4

Article 6  -     Award Determination........................................    4

                 Performance Measures and Performance Goals.................    4
                 Award Opportunities........................................    5
                 Adjustment of Performance Goals and Award Opportunities....    5
                 Final Award Determinations.................................    5
                 Award Limit................................................    6
                 Threshold Levels of Performance............................    6

Article 7  -     Payment of Awards..........................................    6

Article 8  -     Named Executive Officers...................................    6

                 Applicability of Article 8.................................    6
                 Establishment of Award Opportunities.......................    7
                 Components of Award Opportunities..........................    7
                 No Mid-Year Change in Award Opportunities..................    7
                 Non-adjustment of Performance Goals........................    7
                 Individual Performance and Discretionary Adjustments.......    7
                 Permissible Modifications..................................    7

Article 9  -     Limitations................................................    8

Article 10 -     Amendment, Suspension, Termination,
                 or Alteration of the Plan..................................    8

Article 11 -     Commencement of Awards.....................................    8

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                             Page 1
--------------------------------------------------------------------------------

Article 1 - Purpose

The purpose of the plan is to make provision for the payment of supplemental compensation to managerial and other key Employees who contribute materially to the success of the Company or one or more of its Subsidiary or Affiliated Companies, thereby affording them an incentive for and a means of participating in that success.

Article 2 - Definitions

For the purpose of the Plan, the following definitions shall be applicable:

(a) Affiliated Company. Any corporation, joint venture, or other legal entity in which McDermott International, Inc., directly or indirectly, through one or more Subsidiaries, owns less than fifty percent (50%) but at least twenty percent (20%) of its voting control.

(b) Assets. Corporate Assets are defined as "total assets" as reported in the Company's Consolidated Balance Sheet. Group and division assets are defined as "total assets" attributable to the group or division averaged over each of the four quarters in the plan year, excluding cash, long-term notes payable, interest payable, and interest receivable.

(c) Award Opportunity. The various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 6(a) and 6(b) herein.

(d)  Board.  The Board of Directors of McDermott International, Inc.

(e) Capital. With respect to each fiscal year of the Company, the sum of (i) Notes Payable and Current Maturities of Long-Term Debt (cumulatively also known as "Short-Term Debt"), (ii) Long-Term Debt, (iii) Deferred and Noncurrent Income Taxes, (iv) Total Minority Interest, and (v) Stockholders' Equity, all as reported in or determined from the Company's Consolidated Balance Sheet at the end of such year.

(f) Cash Flow. With respect to each fiscal year of the Company, Corporate Cash Flow is defined as the sum of (i) Net Income (ii) Depreciation and Amortization, (iii) Minority Interest Dividends on Preferred Stock of Subsidiary, (iv) Interest Expense, all as reported in the Company's Consolidated Statement of Income and Retained Earnings, and (v) the difference between Deferred and Noncurrent Income Taxes as at the end of such fiscal year and the Deferred and Noncurrent Income Taxes as at the end of the immediately preceding fiscal year, as reported in or determined from the Company's Consolidated Balance Sheet at the end of such year. Group and division Cash Flow is further adjusted to remove all financing elements (including, but not limited to, debt and interest income).

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                            Page 2
--------------------------------------------------------------------------------

(g) Cash Flow Return on Assets. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Assets."

(h) Cash Flow Return on Capital. With respect to each fiscal year of the Company, the fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Capital."

(i) Cash Flow Return on Equity. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Equity."

(j) Committee. "Committee" means the Compensation Committee of the Board of Directors. The Committee shall be constituted so as to permit the Program to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the rules and regulations approved by national securities exchanges.

(k) Company. "Company" means McDermott International, Inc., a Panamanian corporation (or any successor thereto) and its subsidiaries and affiliates.

(l) Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings. With respect to each fiscal year of the Company, the Consolidated Balance Sheet and the Consolidated Statement of Income and Retained Earnings, included in the Company's Consolidated Financial Statements for such year, as certified by the Company's independent public accountants, and set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(m) Consolidated Financial Statements. With respect to each fiscal year of the Company, the Company's Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings for such year.

(n) Employee. Any person who is regularly employed by the Company or any of its Subsidiary or Affiliated Companies on a full-time salaried basis, including any Employee who also is an officer or director of the Company or of any of its Subsidiary or Affiliated Companies.

(o) Equity. Total stockholders' equity as reported in the Company's Consolidated Balance Sheet.

(p) Final Award. The actual award earned during a plan year by a Participant, as determined by the Committee following the end of a plan year.

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                            Page 3
--------------------------------------------------------------------------------

(q) Named Executive Officer. A Participant who, as of the date of a payout of a Final Award, is one of the group of "covered employees," as defined in the Regulations promulgated under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended.

(r) Net Income. Corporate Net Income is defined as after-tax net income, as reported in the Company's Consolidated Statement of Income. Group and division Net Income is defined as pre-tax net income attributable to a specific business unit.

(s)  Participant.  An Employee who has received an Award.

(t) Plan. The Variable Supplemental Compensation Plan of McDermott International, Inc.

(u) Retirement Plans. The Retirement Plan for Employees of McDermott Incorporated, The Babcock & Wilcox Company Employee Retirement Plan, and the Supplemental Executive Retirement Plan of McDermott Incorporated.

(v) Return on Assets. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Assets."

(w) Return on Capital. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Capital."

(x) Return on Equity. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Equity."

(y) Salary. The annual basic compensation payable (including any portion which may have been deferred) which was in effect on March 31st, the last day of the fiscal year of the Company.

(z) Subsidiary. Any corporation, joint venture or other legal entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of its voting control.

(aa) Target Incentive Award. The award to be paid to Participants when the Company meets "targeted" performance results, as established by the Committee.


Article 3 - Unfunded Status of the Plan

(a) Each Final Award shall be paid from the general funds of the Company. The entire expense of administering the Plan shall be borne by McDermott International, Inc.

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                            Page 4
--------------------------------------------------------------------------------


(b) No special or separate funds shall be established, or other segregation of assets made to execute payment of Final Awards. No Employee, or other person, shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary or Affiliated Company by virtue of any Final Award.


Article 4 - Administration of the Plan

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee. A determination by the Committee in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representative(s).


Article 5 - Eligibility and Participation

(a) All salaried Employees are eligible for participation in the Plan. Actual participation in the Plan shall be based upon recommendations by the Chief Executive Officer, subject to approval by the Committee. The Chief Executive Officer shall automatically participate in the Plan.

(b) An Employee who becomes eligible after the beginning of a plan year may participate in the Plan for that plan year. Such situations may include, but are not limited to (i) new hires, (ii) when an Employee is promoted from a position which did not meet the eligibility criteria, or (iii) when an Employee is transferred from an affiliate which does not participate in the Plan. The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial plan year of eligibility for any of the aforementioned Employees.


Article 6 - Award Determination

(a) Performance Measures and Performance Goals. For each plan year, the Committee shall select performance measures and shall establish performance goals for that plan year. Except as provided in Article 8 herein, the performance measures may be based on any combination of Corporate, group, divisional, and/or individual goals.

     For each plan year, the Committee shall establish ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                           Page 5
--------------------------------------------------------------------------------

     After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Article 6(b) herein), such that the level of achievement of the pre-established performance goals at the end of the plan year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, and the authority to delegate the ability to exercise subjective discretion in this respect.

     The Committee may establish one or more Company-wide performance measures which must be achieved for any Participant to receive a Final Award payment for that plan year.

(b) Award Opportunities. For each plan year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant.

(c) Adjustment of Performance Goals and Award Opportunities. Once established, performance goals normally shall not be changed during the plan year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the plan year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

     Notwithstanding any other provision of this Plan, in the event of any change in Corporate capitalization, such as a stock split, or a Corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Named Executive Officers to qualify for the "performance-based" exception under Code Section 162(m).

(d) Final Award Determinations. At the end of each plan year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                            Page 6
--------------------------------------------------------------------------------


     Award, based on the level of achievement of the pre-established Corporate, group, divisional, and/or individual performance goals.

(e) Award Limit. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each plan year.
     The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one plan year shall be nine hundred thousand dollars ($900,000.00).

(f) Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.


Article 7 - Payment of Awards

Each and every Final Award shall be payable in a lump sum within thirty (30) days of the Committee's determination; provided, however, at the election of an Employee made in writing to the Committee not later than the end of a calendar year, an Employee may irrevocably elect to defer receipt of payment, subject to the conditions hereinafter set forth, of all or any portion of a Final Award until a date, as selected by such employee, on or up to fifteen (15) years after such Employee's retirement under any of the Retirement Plans (or, if not a participant in any of the Retirement Plans, under any Subsidiary or Affiliated Companies), but, in no event, later than such employee's termination of employment other than by reason of such retirement. Payment of any portion of a Final Award so deferred shall be made in a lump sum on such deferred payment date, or as soon after such employee's earlier termination of employment, other than by reason of retirement, as shall be practicable. Amounts deferred shall earn interest until paid, compounded daily, at a rate determined by the Committee periodically from the date the Final Award is determined. In the event of the death of a Participant, either before or after retirement, all amounts deferred hereunder, plus interest thereon as provided above, shall be paid to the legal representative(s) of such Participant's estate in a lump sum within thirty (30) days of the Committee's receiving notice satisfactory to it of the judicial recognition or appointment of said representative(s).


Article 8 - Named Executive Officers

(a) Applicability of Article 8. The provisions of this Article 8 shall apply only to Named Executive Officers. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Article 8 shall control.

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                            Page 7
--------------------------------------------------------------------------------


(b) Establishment of Award Opportunities. Except as provided in Article 8(g) herein, Award Opportunities for Named Executive Officers shall be established as a function of each Named Executive Officer's base Salary. For each plan year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the pre-established performance goals.

(c) Components of Award Opportunities. Each Named Executive Officer's Award Opportunity shall be based on: (a) the Named Executive Officer's Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company, group, or division performance in relation to the pre-established performance goals. Except as provided in Article 8(g) herein, performance measures which may serve as determinants of Named Executive Officers' Award Opportunities shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, and Return on Equity. Definitions for each of these performance measures has been set forth in Article 2. However, the resulting performance, determined by compliance with the applicable definition(s) shall, to the extent not inconsistent with Section 162(m), be adjusted to exclude any negative impact caused by changes in accounting principles and unusual, nonrecurring events and extraordinary items (including, but not limited to write-offs, capital gains and losses, acquisitions or dispositions of businesses). The Compensation Committee of the Board of Directors shall have the right through discretionary downward adjustments to exclude the positive impact of the aforementioned items and occurrences.

(d) No Mid-Year Change in Award Opportunities. Except as provided in Article 8(c) and (g) herein, each Named Executive Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee.

(e) Non-adjustment of Performance Goals. Except as provided in Article 8(c) and (g) herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

(f) Individual Performance and Discretionary Adjustments. Except as provided in Article 8(g) herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Final Awards. However, the Committee shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable to a Named Executive Officer.

(g) Permissible Modifications. If, on the advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Award Opportunities granted to Named Executive Officers pursuant to this Article 8, then the

The 1994 Variable supplemental Compendation Plan
McDermott International, Inc.                                            Page 8
--------------------------------------------------------------------------------

     Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Award Opportunities as is consistent with the terms of this Plan, and without regard to the restrictive provisions of this Article 8.


Article 9 - Limitations

(a) No person shall at any time have any right to a payment hereunder for any fiscal year, and no person shall have authority to enter into an agreement for the making of an Award Opportunity or payment of a Final Award or to make any representation or guarantee with respect thereto.

(b) An employee receiving an Award Opportunity shall have no rights in respect of such Award Opportunity, except the right to receive payments, subject to the conditions herein, of such Award Opportunity, which right may not be assigned or transferred except by will or by the laws of descent and distribution.

(c) Neither the action of the Company in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employ of the Company or any of its Subsidiary or Affiliated Companies.


Article 10 - Amendment, Suspension, Termination, or Alteration of the Plan

The Board may, at any time or from time to time, amend, suspend, terminate or alter the Plan, in whole or in part, but it may not thereby affect adversely rights of Participants, their spouses, children, and personal representative(s) with respect to Final Awards previously made.


Article 11 - Commencement of Awards

The Company's fiscal year ending March 31, 1995 shall be the first fiscal year with respect to which Awards may be made under the Plan.